                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                               ------------------


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  December 19, 1996
                                                  ------------------


                               Sinter Metals, Inc.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)



   Delaware                  1-13366                    25-1677695
---------------             ------------             ---------------------
(State or Other             (Commission                (I.R.S. Employer
 Jurisdiction of            File Number)               Identification No.)
 Incorporation)



         50 Public Square, Suite 3200, Cleveland, Ohio      44113
--------------------------------------------------------------------------------
         (Address of Principal Executive Offices)         (Zip Code)



Registrant's telephone number, including area code: (216) 771-6700
                                                    --------------


                                        N/A
--------------------------------------------------------------------------------
         (Former Name or Former Address, if Change Since Last Report)

Item 2.  Acquisition or Disposition of Assets.

        On December 19, 1996, Sinter Metals, Inc. (the "Company") acquired
(the "Acquisitions") from MAAG Holding AG, a Swiss corporation ("MAAG") (i) the remaining 70% of the Common Stock of Powder Metal Holding, Inc., a Delaware corporation ("PMH") owned by MAAG, pursuant to the Powder Metal Stock Purchase Agreement, dated as of October 7, 1996, by and between the Company and MAAG and
(ii) 98.2% of the outstanding shares of Krebsoge Sinterholding GmbH, a German corporation ("Krebsoge"), pursuant to the Krebsoge Stock Purchase Agreement, dated as of October 11, 1996, by and between the Company and MAAG. The Company owned 30% of the Common Stock of PMH prior to December 19, 1996. On December 30, 1996, the Company purchased 1.8% of the outstanding shares of Krebsoge it did not then already own from a senior executive officer of Krebsoge, for approximately $1.3 million.

         Prior to the acquisitions, the Company was party to a Shareholders Agreement by and among PMH, PMI Powder Metal Holding (a predecessor corporation to MAAG) and Consolidated Metal Holdings, Inc. (now known as Sinter Metals, Inc.) dated as of November 18, 1993. Such agreement was terminated as of December 19, 1996. The Company has no other relationships with MAAG.

         The Company paid an aggregate of $215 million in the Acquisitions. Such consideration was determined on the basis of arms' length negotiations by the parties. In order to fund the acquisitions, refinance the Company's then existing debt and pay related costs and expenses, the Company entered into a $275 million credit facility with a syndicate of financial institutions with NBD Bank as Administrative Agent and Collateral Agent and Salomon Brothers Inc as Syndication Agent (the "New Credit Facility"). Under the New Credit Facility, the lenders have provided the Company with (i) three senior secured term loan facilities in the aggregate principal amount of $225 million, allocated between (a) a Tranche A Term Loan Facility in an aggregate principal amount of $30 million, (b) a Tranche B Term Loan Facility in the aggregate principal amount of $115 million (together with the Tranche A Term Loan Facility the "U.S. Term Facilities") and (c) a German term loan facility in the aggregate principal amount of 124.5 million Deutschmarks ("DM") (approximately $80 million), (ii) a senior secured revolving credit facility in an aggregate amount equal to $30 million, of which up to $20 million will be available in the form of standby letters of credit (the "U.S. Revolving Facility" and together with the U.S. Term Facilities, the "U.S. Facilities") and (iii) a DM denominated senior secured revolving credit facility in an aggregate amount of DM 30 million (approximately $19.3 million), of which DM 10 million (approximately $6.4 million) will be available in the form of standby letters of credit (together with the German term loan facility, the "German Facilities"). On the closing date of the Acquisitions, the Company borrowed all of the funds available under the U.S. Term Facilities and the German term loan facility and aproximately $3.4 million under the U.S. Revolving Facility.


         Under the U.S. Facilities, the Company may elect to borrow at either the LIBOR rate (for dollar deposits) or the Alternate Base Rate, which is the highest of the Prime Rate, the Federal Funds Effective Rate plus 1/2 of 1% and the Base CD Rate plus 1% (the "ABR"), while borrowings under the German Facilities are at the DIBOR rate (the LIBOR rate for DM deposits), or a German Prime Rate, in each case plus an additional spread (the "Interest Rate Spread"). The Interest Rate Spread varies based upon the underlying interest rate election, the facility under which funds were borrowed, and the Company's leverage ratio (the ratio of indebtedness to EBITDA). In the absence of a default under the New Credit Facility, the maximum Interest Rate Spreads for the various combinations of interest rate elections and facilities are as follows: 1.00% for U.S. revolving loans at the ABR; 2.00% for U.S. revolving loans at the LIBOR Rate; 1.50% for Tranche A term loans at the ABR; 2.00% for Tranche B term loans at the ABR; 2.50% for Tranche A term loans at the LIBOR Rate; 3.00% for Tranche B term loans at the LIBOR Rate; 1.00% for German loans at the German Prime Rate; 2.50% for German term loans at the DIBOR Rate; and 2.00% for German revolving loans at the DIBOR Rate. The Company's initial borrowings under the New Credit Facility were made at the LIBOR Rate (in the case of the U.S. Facilities) and DIBOR Rate (in the case of the German Facilities), supplemented in all cases by the highest applicable Interest Rate Spreads.

         The Company has filed a Registration Statement on Form S-1 relating to a proposed offering of its Class A Common Stock with the Securities and Exchange Commission on December 24, 1996. The Company intends to use the proceeds of such offering to retire indebtedness under the U.S. Term Facilities.

         PMH is the second largest producer of precision pressed powder metal components in North America, based upon 1995 sales of approximately $106.5 million. Krebsoge, which offers pressed powder metal parts for use principally in the European automotive, machine, power tool and home appliance industries, is among the leading pressed powder metal parts manufacturers in Europe, and the largest pressed powder metal parts producer in Germany. Krebsoge had 1995 net sales of approximately DM 224.8 million, or approximately $152.6 million.

         The acquisitions add 12 additional production facilities to the Company's existing seven facilities in North America and Europe. The Company currently produces over 4,000 different pressed powder metal components.

         The Company's press release issued December 19, 1996 is hereby incorporated by reference and included as Exhibit 99.1 of this report on Form 8-K.

Item. 7  Financial Statements and Exhibits.

Financial Statements of Businesses Acquired
-------------------------------------------

     Krebsoge
     --------

         Included with this report on Form 8-K are audited financial statements for the years ended December 31, 1995, 1994 and 1993 for Krebsoge, prepared on a German GAAP basis as follows:

  Report of Independent Auditors.....................................   4
  Report of Independent Auditors.....................................   5
  Consolidated Balance Sheets as of December 31, 1994 and 1995.......   6
  Consolidated Statements of Income for the
      years ended December 31, 1993, 1994 and 1995...................   7
  Consolidated Statements of Cash Flows for the
      years ended December 31, 1993, 1994 and 1995...................   8
  Notes to Consolidated Financial Statements.........................   9

         The interim data required pursuant to Rule 3-06 of Regulation S-X for the period ended September 30, 1996 is not available on a comparative basis to the annual financial statements of Krebsoge. The accompanying condensed statement of income and cash flow financial data for the periods ended September 30, 1996 and 1995 and balance sheet data as of September 30, 1996, are prepared on a Swiss GAAP basis, the basis used to report to its previous parent. The interim presentation is not intended to be a presentation in accordance with German GAAP, the accounting basis used by the Company for annual financial reporting purposes. Net income and cumulative loss in excess of equity on a Swiss GAAP basis do not differ from amounts determined on a German GAAP basis, however, there are certain differences in the classification and presentation of financial information.

         The Company intends to file an amendment to this Form 8-K, which will present the audited financial statements of Krebsoge for the year ended December 31, 1996, prior to the 60 day extension period due date permitted by Release Nos. 33-7355 and 34-37802 and Form 8-K. Such financial statements will be presented consistent with the annual accounts filed herewith. The unaudited interim financial data, presented in accordance with Swiss GAAP, is as follows:

Condensed Consolidated Balance Sheets as
  of December 31, 1995 and September 30, 1996 (Unaudited)................ 32
Condensed Consolidated Statements of Income for the
  period ended September 30, 1996 and 1995 (Unaudited)................... 33
Condensed Consolidated Statements of Cash Flows for the
  periods ended September 30, 1996 and 1995 (Unaudited).................. 34
Notes to Interim Financial Information................................... 35

PMH
---
Independent Auditors' Report............................................. 38
Consolidated Balance Sheets as of December 31, 1995
  and November 22, 1996.................................................. 39
Consolidated Statements of Income for the years
  ended December 31, 1994 and 1995 and the period
  January 1, 1996 through November 22, 1996.............................. 40
Consolidated Statements of Shareholders' Deficit
  for the years ended December 31, 1994 and 1995 and
  the period January 1, 1996 through November 22, 1996................... 41
Consolidated Statements of Cash Flows for the years
  ended December 31, 1994 and 1995 and the
  period January 1, 1996 through November 22, 1996....................... 42
Notes to Consolidated Financial Statements............................... 43

                  PRO FORMA FINANCIAL INFORMATION (unaudited)
                  -------------------------------

        Unaudited pro forma financial information is presented as follows:

Pro forma Condensed Consolidated Statement of Operations
  for the year ended December 31, 1995 and
  nine months ended September 30, 1996............................... 58
Pro forma Condensed Consolidated Balance Sheet as
  of September 30, 1996.............................................. 59
Notes to pro forma Condensed Consolidated Financial Statements....... 60


                         REPORT OF INDEPENDENT AUDITORS

To the Board of Management and
Shareholders of Krebsoge Sinterholding GmbH

     We have audited the consolidated balance sheet of Krebsoge Sinterholding GmbH as of December 31, 1995, and the related statements of income and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards in Germany, which are substantially the same as those followed in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Krebsoge Sinterholding GmbH as of December 31, 1995, and the consolidated results of its operations and cash flows for the year then ended in conformity with generally accepted accounting principles in Germany.

     Generally accepted accounting principles in Germany vary in certain significant respects from generally accepted accounting principles in the United States. Application of generally accepted accounting principles in the United States would have affected the result of operations for the year ended December 31, 1995, and shareholders' equity as of December 31, 1995 to the extent summarized in Note 26 to the consolidated financial statements.

     The consolidated financial statements of Krebsoge Sinterholding GmbH for the years ended December 31, 1994 and 1993 were audited by other independent auditors whose report dated February 17, 1995 and December 12, 1996 expressed an unqualified opinion on those statements.

Dusseldorf,
February 16, 1996, except Note 26, Reconciliation with US GAAP and Note 27, Subsequent Event, as to which the date is December 12, 1996

                                          Price Waterhouse GmbH
                                          Wirtschaftsprufungsgesellschaft

                                          Dr. H. Schmick
                                          Wirtschaftsprufer

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Management and
Shareholders of Krebsoge Sinterholding GmbH

     We have audited the consolidated balance sheets of Krebsoge Sinterholding GmbH as of December 31, 1993 and 1994, and the related statements of income and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

     We conducted our audits in accordance with generally accepted auditing standards in Germany, which are substantially the same as those followed in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Krebsoge Sinterholding GmbH as of December 31, 1993 and 1994, and the consolidated results of its operations and cash flows for the years then ended in conformity with generally accepted accounting principles in Germany.

     Generally accepted accounting principles in Germany vary in certain significant respects from generally accepted accounting principles in the United States. Application of generally accepted accounting principles in the United States would have affected the result of operations for the year ended December 31, 1994, and shareholders' equity as of December 31, 1994 to the extent summarized in Note 26 to the consolidated financial statements.

Dusseldorf,
February 17, 1995, except Note 26, Reconciliation with US GAAP and Note 27, Subsequent Event, as to which the date is December 12, 1996

BDO GRUNEWALDER TREUHAND GMBH
Wirtschaftsprufungsgesellschaft

Dr. F. Nehles                    Dr. G. Kaulen
Wirtschaftsprufer                Wirtschaftsprufer

(a)
                          KREBSOGE SINTERHOLDING GMBH

                          CONSOLIDATED BALANCE SHEETS
                              (in thousands of DM)

                                                                             AT DECEMBER 31,
                                                                          ---------------------
                                                                 NOTE       1994         1995
                                                                          --------     --------
ASSETS
  Non-Current Assets
     Intangible assets.........................................    2         1,711        1,706
     Property, plant and equipment.............................    3        48,685       55,754
     Financial assets..........................................    4         1,122          485
                                                                          --------     --------
       Total noncurrent assets.................................             51,518       57,945
                                                                          --------     --------
  Current Assets
     Inventories...............................................    5        20,572       31,371
     Receivables and other assets..............................    6        23,958       30,300
     Cash......................................................              4,184        3,038
                                                                          --------     --------
          Total current assets.................................             48,714       64,709
                                                                          --------     --------
  Prepaid expenses.............................................    7           714          652
  Cumulative loss in excess of equity..........................    8        66,274       54,905
                                                                          --------     --------
          Total assets and cumulative loss in excess
            of equity..........................................            167,220      178,211
                                                                          --------     --------
SHAREHOLDERS' EQUITY AND LIABILITIES
  Shareholders' Equity
     Subscribed capital........................................             30,000       33,700
     Capital reserve...........................................             10,000       10,000
     Cumulative translation adjustment.........................               (216)        (329)
     Accumulated loss brought forward..........................           (106,058)     (98,276)
     Cumulative loss in excess of equity.......................             66,274       54,905
                                                                          --------     --------
          Total shareholders' equity...........................    8            --           --
                                                                          --------     --------
  Accruals
     Accruals for pensions.....................................    9         6,798       15,124
     Tax accruals..............................................   10         1,666        2,949
     Other accruals............................................   11         5,254       10,508
                                                                          --------     --------
          Total accruals.......................................             13,718       28,581
                                                                          --------     --------
  Liabilities
     Liabilities to banks......................................             74,421       68,801
     Payments received on account of orders....................                 --          567
     Trade payables............................................              6,999        9,739
     Liabilities on bills accepted and drawn...................              2,016        2,070
     Payable to affiliated enterprises.........................             55,500       53,672
     Payable to associated enterprises.........................                813          634
     Other liabilities.........................................             13,449       13,903
                                                                          --------     --------
          Total liabilities....................................   12       153,198      149,386
                                                                          --------     --------
     Deferred income...........................................   13           304          244
                                                                          --------     --------
          Total shareholders' equity and liabilities...........            167,220      178,211
                                                                          ========     ========

The accompanying notes are an integral part of the consolidated financial statements.

                          KREBSOGE SINTERHOLDING GMBH

                       CONSOLIDATED STATEMENTS OF INCOME
                              (in thousands of DM)

                                                                   YEAR ENDED AT DECEMBER 31,
                                                               ----------------------------------
                                                      NOTE       1993         1994         1995
                                                               --------     --------     --------
Net sales...........................................   16       164,836      178,936      224,798
Increase (decrease) in inventories of finished
  products
  and work in progress..............................             (2,023)        (733)       1,614
Other self-manufactured items capitalized...........              1,415        1,420        1,448
                                                               --------     --------     --------
       Total output.................................            164,228      179,623      227,860
Other operating income..............................   17         4,041        3,028        4,231
Cost of materials...................................   18       (46,428)     (50,819)     (67,738)
Personnel expenses..................................   19       (78,384)     (79,366)    (105,448)
Depreciation and amortization.......................            (13,897)     (12,207)     (12,092)
Other operating expenses............................   20       (19,749)     (21,272)     (29,937)
Financial income (expense)..........................   21       (13,727)     (10,127)      (8,862)
                                                               --------     --------     --------
       Result from ordinary business activities.....             (3,916)       8,860        8,014
Extraordinary income (expense)......................   22          (466)      (1,850)       1,700
                                                               --------     --------     --------
                                                                 (4,382)       7,010        9,714
Taxes on income.....................................   23           (17)      (2,340)      (1,627)
Other taxes.........................................               (296)        (254)        (305)
                                                               --------     --------     --------
       Consolidated net income (loss)...............             (4,695)       4,416        7,782
                                                               ========     ========     ========

The accompanying notes are an integral part of the consolidated financial statements.

                          KREBSOGE SINTERHOLDING GMBH

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                              (in thousands of DM)

                                                                YEAR ENDED AT DECEMBER 31,
                                                           ------------------------------------
                                                             1993         1994          1995
                                                           --------     ---------     ---------
Cash flows from operating activities:
  Net income (loss)......................................    (4,695)        4,416         7,782
  Adjustments to reconcile net income (loss) to net cash
     provided by operating activities
       Depreciation and amortization.....................    13,897        12,207        12,242
       (Gain) loss on sale of fixed assets...............    (1,302)          (24)           20
       (Gain) loss from waiver/reversal of waiver of
          liability
          to affiliated enterprise.......................    (1,850)        1,850            --
       (Increase) decrease in receivables and other
          assets.........................................       325        (2,488)        4,310
       (Increase) decrease in inventories................     3,016         1,049        (2,385)
       (Increase) decrease in prepaid expenses...........       (64)          243            62
       Less gain due to merger...........................        --            --        (2,700)
       Increase (decrease) in accruals for pensions......       398           262           191
       Increase (decrease) in total liabilities..........    (1,096)        1,834        (7,345)
       Increase (decrease) in accruals...................      (463)        1,859         2,889
       Other.............................................      (431)          (33)           12
                                                           --------     ---------     ---------
          Total adjustments..............................    12,430        16,759         7,296
                                                           --------     ---------     ---------
Cash provided by operating activities....................     7,735        21,175        15,078
                                                           --------     ---------     ---------
Cash flows from investing activities:
  Repayment of financial assets..........................       414           301           967
  Proceeds from sales of tangible and intangible
     assets..............................................     1,427            44           133
  Capital expenditures...................................    (6,638)       (7,942)      (12,092)
                                                           --------     ---------     ---------
Cash used by investing activities........................    (4,797)       (7,597)      (10,992)
                                                           --------     ---------     ---------
Cash flows from financing activities:
  Acquisition of financial assets........................        --            --          (420)
  Cash from merger.......................................        --            --           572
  Net repayment of financial liabilities to banks........    (6,505)       (8,567)       (5,272)
  Increase (decrease) in liabilities to affiliated
     enterprises.........................................     5,000        (3,150)           --
                                                           --------     ---------     ---------
Cash used by financing activities........................    (1,505)      (11,717)       (5,120)
Effect of foreign exchange rate changes..................      (100)          199          (112)
                                                           --------     ---------     ---------
Net increase (decrease) in cash..........................     1,333         2,060        (1,146)
Cash at beginning of the year............................       791         2,124         4,184
                                                           --------     ---------     ---------
Cash at year-end.........................................     2,124         4,184         3,038
                                                           ========     =========     =========

The accompanying notes are an integral part of the consolidated financial statements.

                          KREBSOGE SINTERHOLDING GMBH

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                              (IN THOUSANDS OF DM)

(1) SIGNIFICANT ACCOUNTING POLICIES

     The consolidated financial statements of Krebsoge Sinterholding GmbH ("KSH" or "the Company") have been prepared in accordance with the German Commercial Code ("HGB") which represents generally accepted accounting principles in Germany ("German GAAP") using the significant accounting policies described hereunder. German GAAP varies in certain significant respects from generally accepted accounting principles in the United States ("US GAAP"). See Note 26 for a discussion of the significant differences between German GAAP and US GAAP. The accounting principles and valuation methods of the group have been consistently applied.

  Nature of Operations

     The Company is engaged in designing, engineering and manufacturing precision pressed powder metal components for use in the automotive, machine, power tool and home appliance industries.

  Organization

     The Company is owned by MAAG Holding AG (87.24%), SGL Carbon AG (10.98%), and Dr. Lothar Albano Muller (1.28%). SGL Carbon AG acquired its interest in the Company by exchanging its 100% interest in Ringsdorff Sinter GmbH, Bonn, with effect from April 1, 1995.

  Consolidation Principles

     The following subsidiary companies, in addition to KSH, have been included in the group accounts applying the full consolidation method:

                                                                                    PERCENTAGE
                                                                                     HOLDING
                         NAME AND LOCATION OF SUBSIDIARY                               (%)
----------------------------------------------------------------------------------  ----------
Sintermetallwerk Krebsoge GmbH, Radevormwald/Germany..............................      100
Metallwerk Unterfranken GmbH, Bad Bruckenau/Germany...............................      100
Pressmetall Krebsoge GmbH, Radevormwald/Germany...................................      100
Sintermetallwerk Lubeck GmbH, Lubeck/Germany......................................      100
Metallwerk Langensalza GmbH, Bad Langensalza/Germany..............................      100
Krebsoge USA, Inc., Wilmington/USA................................................      100
Newmet Krebsoge, Inc., Terryville/USA.............................................      100

     Results of operations for 1995 include the results of the former Ringsdorff Sinter GmbH, Bonn, from the effective date, April 1, 1995 to December 31, 1995. Ringsdorff Sinter GmbH was merged with KSH on April 1, 1995.

     The 63% participation in Danyang Kaifuda Filters Co., Ltd., Jiangsu Province/China, was not consolidated due to materiality considerations but accounted for under the cost method.

     The Company's 50% investment in PEAK Werkstoff GmbH, Velbert, is accounted for as an associated enterprise according to the equity method.

     The 26% participation in Sintered Metal Components (Pty.) Limited, Bellville/South Africa, is accounted for according to the cost method due to materiality considerations.

     Capital consolidation for full consolidated subsidiaries has been performed following the book value method under German GAAP. Under this method, the purchase consideration for an acquisition is allocated

                          KREBSOGE SINTERHOLDING GMBH

                              (IN THOUSANDS OF DM)

to the assets and liabilities acquired based on their book values. Any resulting excess of the purchase consideration over the parent's interest in the book value of net assets acquired is allocated to assets, liabilities or capitalized as goodwill. In accordance with a transition rule of sec. 27 Implementation Law for German Commercial Code ("EGHGB" in the case of Sintermetall Krebsoge GmbH
(SMK) and Pressmetall Krebsoge GmbH (PMK)) the excess of the acquisition costs for shares over the book value of net assets was allocated exclusively to goodwill rather than to any hidden reserves in net assets. Goodwill is amortized over four years in accordance with sec. 309 No. 1 HGB in the case of SMK and PMK, except for the American and all other subsidiaries, which is amortized over its prospective 15 years useful life. See note 26 regarding German GAAP and U.S. GAAP reconciliation.

     Intra-group receivables and payables as well as revenues, income and expense of transactions between consolidated entities have been eliminated.

  Intangible Assets

     Intangible assets consist mainly of purchased computer software and goodwill. Purchased computer software is stated at cost and amortized over 3 to 5 years using the straight-line method. The treatment of goodwill is as described above.

  Property Plant and Equipment

     Property plant and equipment is valued at acquisition or manufacturing costs less accumulated depreciation. Taxable government grants have been deducted from the purchase price of the assets, for which they were given. Non-taxable government grants were taken to income in the year of the investment for which they were received.

     Depreciation is provided using the accelerated and straight-line method generally over the following estimated useful lives: Buildings from 40 to 50 years, machinery from 2 to 20 years; furniture and equipment from 2 to 12 years. Depreciation on additions during the first and second half of the year are calculated using full or half-year rates, respectively.

  Financial Assets

     Financial assets are stated at lower of cost or market. Amortization is provided as necessary for a permanent impairment of the value of assets.

  Inventories

     Raw materials and manufacturing supplies are stated at the lower of cost or market, determined on a weighted average method. Work in progress and finished products are valued at the lower of manufacturing cost or net realizable value, and comprise direct material and labor and applicable manufacturing overheads including depreciation charges.

  Receivables and Other Assets

     Accounts receivable are presented net of allowances for doubtful accounts. Allowances include a provision for general risks inherent in trade receivables. Generally, the Company does not require collateral on sales.

                          KREBSOGE SINTERHOLDING GMBH

                              (IN THOUSANDS OF DM)

  Cash and Cash Equivalents

     Cash equivalents represent short-term investments with a maturity of three months or less when purchased.

  Prepaid Expenses

     Prepaid expenses consist mainly to loan premiums which are amortized over the term of the loan.

  Pension Obligations

     Accruals and provisions for pensions are actuarially determined and based on discounted amounts.

  Liabilities and Other Accruals

     Liabilities are presented at their repayment amounts. Other accruals, including those for product warranty risks and losses on sales, are provided.

  Revenue Recognition

     Revenue is recognized when title passes or services are rendered, net of discounts and rebates granted.

  Research and Development

     The Company engages in product development and incurs costs in this regard which are expensed. These expenses totalled 4,367 for 1995, and 3,835 and 4,858 in 1994 and 1993.

  Foreign Currency Translation

     The balance sheets of the American subsidiary have been translated at year end to Deutsche Mark using exchange rates at the balance sheet date except for equity which has been translated using historical rates. The income statements have been translated at the average exchange rates for the years. Translation adjustments have been recorded as a separate component of equity.

  Foreign Currency Transactions

     Foreign currency receivables and payables are recorded at historical rates unless using the exchange rate at the fiscal year-end would result in an unrealized foreign currency exchange loss. This results in unrealized losses being recognized currently and unrealized gains being recognized when realized.

  Earnings Per Share

     The Company is a limited liability company under German law. Earnings per share is not calculated due to the fact that a limited liability company expresses ownership as a percentage of the subscribed capital.

  Total Cost Method of Presentation

     The statements of income have been presented using the total cost (or type of expenditure) method of presentation which is the most common German GAAP method in use. In this format, production and all other expenses incurred during the period are classified by type of expense. Sales for the period and the net increase (decrease) in inventories of finished products and work in progress and other work capitalized is classified as Total Output.

                          KREBSOGE SINTERHOLDING GMBH

                              (IN THOUSANDS OF DM)

  Use of Estimates

     The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(2) INTANGIBLE ASSETS

                                                                INTELLECTUAL
                                                                PROPERTY AND
                                                                  (SIMILAR
                                                                  RIGHTS*)       GOODWILL    TOTAL
                                                              ----------------   --------   --------
ACQUISITION COSTS
Balance at January 1, 1994..................................        3,848         111,117    114,965
Additions...................................................          493              --        493
Reclassifications...........................................            3              --          3
Disposals...................................................          (40)             --        (40)
Currency translation........................................          (11)             --        (11)
                                                                  -------        --------   --------
Balance at December 31, 1994................................        4,293         111,117    115,410
Additions due to merger.....................................           91              --         91
Additions...................................................          375              --        375
Reclassifications...........................................            1              --          1
Disposals...................................................         (664)             --       (664)
Currency translation........................................           (8)             --         (8)
                                                                  -------        --------   --------
Balance at December 31, 1995................................        4,088         111,117    115,205
                                                                  -------        --------   --------
ACCUMULATED AMORTIZATION
at December 31, 1994........................................       (2,879)       (110,820)  (113,699)
                                                                  -------        --------   --------
at December 31, 1995........................................       (2,657)       (110,842)  (113,499)
                                                                  -------        --------   --------
AMORTIZATION FOR THE YEAR
ended December 31, 1993.....................................          387              23        410
                                                              ===========        ========   ========
ended December 31, 1994.....................................          529              23        552
                                                              ===========        ========   ========
ended December 31, 1995.....................................          385              23        408
                                                              ===========        ========   ========
NET BOOK VALUE
at December 31, 1994........................................        1,414             297      1,711
                                                              ===========        ========   ========
at December 31, 1995........................................        1,431             275      1,706
                                                              ===========        ========   ========

------------------

* Industrial and similar rights and assets and licences in such rights and assets

                          KREBSOGE SINTERHOLDING GMBH

                              (IN THOUSANDS OF DM)

     Intellectual property and similar rights are comprised of the following:

                                                                             AT DECEMBER
                                                                                 31,
                                                                            -------------
                                                                            1994    1995
                                                                            -----   -----
     Software.............................................................    740     850
     Licences and intellectual property...................................    607     524
     Other................................................................     67      57
                                                                            -----   -----
                                                                            1,414   1,431
                                                                            =====   =====

     Software relates to purchased software. Licences and intellectual property consist of 41 (prior year 21) purchased patent rights and 483 (prior year 586) purchased technical production know how.

The Goodwill results from the consolidation and refers to the following entities:

                                                      ACQUISITION   ACCUMULATED   NET BOOK
                                                         COST       AMORTIZATION   VALUE
                                                      -----------   -----------   --------
     Sintermetallwerk Krebsoge GmbH.................    108,792       108,792         --
     Pressmetall Krebsoge GmbH......................      1,982         1,982         --
     Krebsoge USA, Inc..............................        343            68        275
                                                        -------       -------        ---
          Total Goodwill at December 31, 1995.......    111,117       110,842        275
                                                        =======       =======        ===

                          KREBSOGE SINTERHOLDING GMBH

                              (IN THOUSANDS OF DM)

(3) PROPERTY, PLANT AND EQUIPMENT

                                                                         OTHER        ADVANCE
                                                          TECHNICAL   EQUIPMENT,      PAYMENTS
                                                          EQUIPMENT   FACTORY AND       AND
                                              LAND AND       AND        OFFICE      CONSTRUCTION
                                              BUILDINGS   MACHINES     EQUIPMENT    IN PROGRESS     TOTAL
                                              ---------   ---------   -----------   ------------   --------
ACQUISITION COSTS
Balance at January 1, 1994..................     45,399     125,291      45,209           813       216,712
Additions...................................        538       3,728       1,674         1,509         7,449
Reclassifications...........................         98         (87)        616          (630)           (3)
Disposals...................................        (17)     (2,062)     (1,851)           (3)       (3,933)
Currency translation........................       (295)       (376)        (43)           --          (714)
                                              ---------   ---------   -----------   ------------   --------
Balance at December 31, 1994................     45,723     126,494      45,605         1,689       219,511
Additions due to merger.....................          0      14,556       2,204             4        16,764
Additions...................................      1,046       6,212       2,230         2,439        11,927
Reclassifications...........................        587         198         683        (1,469)           (1)
Disposals...................................          0      (1,520)     (1,928)          (91)       (3,539)
Currency translation........................       (198)       (257)        (28)           --          (483)
Write-ups...................................         12          12          --            --            24
                                              ---------   ---------   -----------   ------------   --------
Balance at December 31, 1995................     47,170     145,695      48,766         2,572       244,203
                                              ---------   ---------   -----------   ------------   --------
ACCUMULATED DEPRECIATION
at December 31, 1994........................    (22,604)   (110,035)    (38,187)           --      (170,826)
                                                =======    ========    ========     =========      ========
at December 31, 1995........................    (23,666)   (123,331)    (41,452)           --      (188,449)
                                                =======    ========    ========     =========      ========
DEPRECIATION FOR THE YEAR
ended December 31, 1993.....................      1,660       8,023       3,804            --        13,487
                                                =======    ========    ========     =========      ========
ended December 31, 1994.....................      1,085       6,965       3,605            --        11,655
                                                =======    ========    ========     =========      ========
ended December 31, 1995.....................      1,110       7,032       3,542            --        11,684
                                                =======    ========    ========     =========      ========
NET BOOK VALUE
at December 31, 1994........................     23,119      16,459       7,418         1,689        48,685
                                                =======    ========    ========     =========      ========
at December 31, 1995........................     23,504      22,364       7,314         2,572        55,754
                                                =======    ========    ========     =========      ========

                          KREBSOGE SINTERHOLDING GMBH

                              (IN THOUSANDS OF DM)

(4) FINANCIAL ASSETS

                                   INVESTMENTS IN
                                         NON         INVESTMENTS IN   LOANS TO THE
                                    CONSOLIDATED       ASSOCIATED      ASSOCIATED       OTHER      OTHER
                                   GROUP-COMPANIES    ENTERPRISES     ENTERPRISES    INVESTMENTS   LOANS   TOTAL
                                   ---------------   --------------   ------------   -----------   -----   -----
ACQUISITION COSTS
Balance at January 1, 1994.......         --               650            1,250           11         14    1,925
Additions........................         --                --               --           --         --       --
Reclassifications................         --                --               --           --         --       --
Disposals........................         --                --             (300)          --         (1)    (301)
Currency translation.............         --                --               --           --         --       --
                                                                                          --
                                         ---            ------           ------                    -----   -----
Balance at December 31, 1994.....         --               650              950           11         13    1,624
Additions due to merger..........         --                --               --           --         61       61
Additions........................        420                --               --           --         --      420
Reclassifications................         --                --               --           --         --       --
Disposals........................         --                --             (950)          --        (18)    (968)
Currency translation.............         --                --               --           --         --       --
                                                                                          --
                                         ---            ------           ------                    -----   -----
Balance at December 31, 1995.....        420               650               --           11         56    1,137
                                         ---            ------           ------           --       -----   -----
ACCUMULATED AMORTIZATION
at December 31, 1994.............         --              (500)              --           --         (2)    (502)
                                                                                          --
                                         ---            ------           ------                    -----   -----
at December 31, 1995.............         --              (650)              --           --         (2)    (652)
                                                                                          --
                                         ---            ------           ------                    -----   -----
AMORTIZATION FOR THE YEAR
ended December 31, 1993..........         --                --               --           --         --       --
                                         ===            ======           ======           ==       =====   =====
ended December 31, 1994..........         --                --               --           --         --       --
                                         ===            ======           ======           ==       =====   =====
ended December 31, 1995..........         --               150               --           --         --      150
                                         ===            ======           ======           ==       =====   =====
NET BOOK VALUE
at December 31, 1994.............         --               150              950           11         11    1,122
                                         ===            ======           ======           ==       =====   =====
at December 31, 1995.............        420                --               --           11         54      485
                                         ===            ======           ======           ==       =====   =====

     The investment in non-consolidated group companies relates to a 63% participation in Danyang Kaifuda Filters Co., Ltd., Jiangsu Province/China, according to a partnership agreement with Danyang Feida Industrial General Corporation, Jiangsu Province/China. Total equity as of December 31, 1995 amounts to TDM 897, and the loss for the year amounts to TDM 38.

     Investment in associated enterprises relate to the participations held by Sintermetallwerk Krebsoge GmbH, Radevormwald, in the following companies:

                                                AT DECEMBER 31, 1995
                                                --------------------         AT DECEMBER 31,
                                                             (LOSS)          ---------------
                                                EQUITY       INCOME          1994       1995
                                                ------       -------         ----       ----
     Sintered Metal Components (Pty.), Limited
       Bellville/South Africa (26%)...........   2,385           570           --        --
     PEAK Werkstoff GmbH, Velbert (50%).......     300        (1,269)         150        --
                                                                             ----       ----
                                                                              150        --
                                                                             ====       ====

                          KREBSOGE SINTERHOLDING GMBH

                              (IN THOUSANDS OF DM)

     The participation in PEAK Werkstoff GmbH was written off in full in the amount of 150 in 1995 due to the permanent loss situation of the Company. Bank loans of PEAK Werkstoff GmbH amount to 2,200 as of December 31, 1995.

     Loans to the associated enterprises relate to a loan granted by Sintermetallwerk Krebsoge GmbH to PEAK Werkstoff GmbH, Velbert. The loan was repaid in full in 1995.

(5) INVENTORIES

                                                                        AT DECEMBER 31,
                                                                      -------------------
                                                                       1994        1995
                                                                      -------     -------
     Raw materials..................................................    5,968       8,051
     Work in progress...............................................    9,347      13,441
     Finished goods and merchandise.................................    5,257       9,879
                                                                      -------     -------
                                                                       20,572      31,371
                                                                      =======     =======

(6) RECEIVABLES AND OTHER ASSETS

                                                                        AT DECEMBER 31,
                                                                      -------------------
                                                                       1994        1995
                                                                      -------     -------
     Trade receivables..............................................   22,498      28,626
     Less allowance for doubtful accounts...........................     (600)       (893)
                                                                      -------     -------
     Trade receivables, net.........................................   21,898      27,733
     Receivables from affiliated enterprises........................      119          97
     Receivables from associated enterprises........................      264          57
     Receivables from shareholders..................................       --         171
     Other assets...................................................   1 ,677       2,242
                                                                      -------     -------
                                                                       23,958      30,300
                                                                      =======     =======

     Receivables from affiliated enterprises are composed as follows and relate to trade:

                                                                           AT DECEMBER 31,
                                                                           ---------------
                                                                           1994       1995
                                                                           ----       ----
    MAAG France S.A., Courbevoie/France..................................   --         97
    MAAG Overseas International N.V., Curacao/Netherland Antilles........  118         --
    MAAG Holding AG, Zurich/Switzerland..................................    1         --
                                                                           ----       ----
                                                                           119         97
                                                                           ====       ====

     Receivables from associated enterprises relate to equity investments and are composed as follows:

                                                                           AT DECEMBER 31,
                                                                           ---------------
                                                                           1994       1995
                                                                           ----       ----
    PEAK Werkstoff GmbH, Velbert.........................................  264         57
                                                                           ====       ====

     The receivables relate to trade in the amount of 57 (prior year 182). In 1994 the receivable contained an amount of 82 of interest relating to the loan included in financial assets amounting to 950. This loan and related interest was repaid in full in 1995.

                          KREBSOGE SINTERHOLDING GMBH

                              (IN THOUSANDS OF DM)

     Receivables from shareholders are composed as follows:

                                                                           AT DECEMBER 31,
                                                                           ---------------
                                                                           1994       1995
                                                                           ----       ----
    SGL Carbon AG, Wiesbaden.............................................   --        171
                                                                           ====       ====

     The receivables relate to trade tax for the former Ringsdorff Sinter GmbH, Bonn, in the first quarter 1995, which is still the responsibility of the seller.

     Other Assets are composed as follows:

                                                                           AT DECEMBER 31,
                                                                           ---------------
                                                                           1994      1995
                                                                           -----     -----
    Receivables from fiscal authorities..................................    289       837
    Cash surrender value of life insurance contracts.....................    677       702
    Prepayments..........................................................     --       347
    Overpayments.........................................................    364       148
    Other................................................................    347       208
                                                                           -----     -----
                                                                           1,677     2,242
                                                                           =====     =====

     Life insurance contracts are provided to cover a portion of the pension obligations for key employees.

(7) PREPAID EXPENSES

     The loan origination costs included in prepaid expenses amounts to 523 (prior year 597). The remaining balance relates to other accrued items such as insurance.

(8) SHAREHOLDERS' EQUITY/CUMULATIVE LOSS IN EXCESS OF EQUITY

                                                                        CUMULATIVE    ACCUMULATED       CUMULATIVE
                                      SHARE     CAPITAL     REVENUE     TRANSLATION   LOSS BROUGHT    LOSS IN EXCESS
                                     CAPITAL    RESERVES    RESERVES    ADJUSTMENT      FORWARD         OF EQUITY       TOTAL
                                     -------    --------    --------    ----------    ------------    --------------    -----
BALANCE AT JANUARY 1, 1993.........   30,000     10,000          11         (182)       (105,790)         65,961          --
Income of the year.................       --         --          --                       (4,695)          4,695          --
Currency translation...............       --         --          --          155              --            (155)         --
                                     -------    --------    --------    ----------    ------------       -------        -----
BALANCE AT JANUARY 1, 1994.........   30,000     10,000          11          (27)       (110,485)         70,501          --
Release of revenue reserves........       --         --         (11)          --              11              --          --
Income of the year.................       --         --          --           --           4,416          (4,416)         --
Currency translation...............       --         --          --         (189)             --             189          --
                                     -------    --------    --------    ----------    ------------       -------        -----
BALANCE AT DECEMBER 31, 1994.......   30,000     10,000          --         (216)       (106,058)         66,274          --
Income of the year.................       --         --          --           --           7,782          (7,782)         --
Currency translation...............       --         --          --         (113)             --             113          --
Capital increase...................    3,700         --          --           --              --          (3,700)         --
                                     -------    --------    --------    ----------    ------------       -------        -----
Balance of December 31, 1995.......   33,700     10,000          --         (329)        (98,276)         54,905          --
                                      ======    =======     =======     =========     ==========      ===========       ====

     The cumulative loss in excess of equity is a result of the excess of the purchase price over the net equity in the amount of 110,774 relating to the purchase in 1986 of the investment of Sintermetallwerk Krebsoge GmbH and Pressmetall Krebsoge GmbH which was treated as goodwill and amortized over four years.

                          KREBSOGE SINTERHOLDING GMBH

                              (IN THOUSANDS OF DM)

(9) ACCRUALS FOR PENSIONS

     The Company operates a range of defined benefit pension plans for members of the board of management, leading officers and employees which are based on individually fixed DM amounts. The pension plans are unfunded and the obligations from the plans are accrued for in the consolidated financial statements. The accrual is determined based on the legal discount rate of 6% using the entry age actuarial cost method. The plans are underaccrued by 525 (prior year 525) for German GAAP purposes.

(10) TAX ACCRUALS

                                                                          AT DECEMBER 31,
                                                                         -----------------
                                                                          1994       1995
                                                                         ------     ------
    Trade tax..........................................................   1,026      2,223
    Corporate income tax...............................................     602        658
    Net assets tax.....................................................      36         68
    Other taxes........................................................       2         --
                                                                         ------     ------
    Tax accruals.......................................................   1,666      2,949
                                                                         ======     ======

(11) OTHER ACCRUALS

                                                                          AT DECEMBER 31,
                                                                         -----------------
                                                                          1994       1995
                                                                         ------     ------
    Vacation pay.......................................................   1,677      2,956
    Severance and other salary payable.................................      50      1,578
    Salary bonus.......................................................      --      1,407
    Product warranties.................................................     967      1,177
    Workman's compensation.............................................     438        722
    Outstanding invoices...............................................     548        698
    Estimated future losses on sales...................................     455        536
    Deferred maintenance accrual.......................................     382        520
    Audit fees.........................................................     263        287
    Unemployment insurance.............................................      --        190
    Commissions........................................................     186         93
    Interest...........................................................     101        167
    Other..............................................................     187        177
                                                                         ------     ------
                                                                          5,254     10,508
                                                                         ======     ======

     Severance and other salary payable includes a charge for the period of 1,000 for a general manager of one of the groups companies.

                          KREBSOGE SINTERHOLDING GMBH

                              (IN THOUSANDS OF DM)

(12) LIABILITIES

                                                                             OF WHICH DUE
                                                                --------------------------------------
                                                                 WITHIN      IN ONE TO        AFTER
                                                     TOTAL      ONE YEAR     FIVE YEARS     FIVE YEARS
                                                    -------     --------     ----------     ----------
                                                                   AT DECEMBER 31, 1994
Liabilities to banks..............................   74,421      52,689        15,571          6,161
Trade payables....................................    6,999       6,970            29             --
Liabilities on bills accepted and drawn...........    2,016       2,016            --             --
Payable to affiliated enterprises.................   55,500      55,500            --             --
Payable to associated enterprises.................      813         813            --             --
Other liabilities.................................   13,449      12,887           270            292
                                                    -------     --------     ----------     ----------
       TOTAL LIABILITIES..........................  153,198     130,875        15,870          6,453
                                                    =======     =======      ========       ========
                                                                   AT DECEMBER 31, 1995
Liabilities to banks..............................   68,801      49,778        13,976          5,047
Payments received on account of orders............      567         567            --             --
Trade payables....................................    9,739       9,719            20             --
Liabilities on bills accepted and drawn...........    2,070       2,070            --             --
Payable to affiliated enterprises.................   53,672      53,672            --             --
Payable to associated enterprises.................      634         634            --             --
Other liabilities.................................   13,903      13,345           272            286
                                                    -------     --------     ----------     ----------
       TOTAL LIABILITIES..........................  149,386     129,785        14,268          5,333
                                                    =======     =======      ========       ========

     Of total liabilities to banks (all DM denominated) 62,141(prior year 71,682) are secured by liens on land and buildings, investments in subsidiaries, technical equipment and subordination of receivables from subsidiaries; 9,609 of the total relates to current overdrafts. Average interest rate was 5.92% for the year 1995. Loan fees were capitalized as prepaid expenses and are amortized over the term of the loan. The Company has a line of credit amounting to 101,534.

     Payable to affiliated enterprises are composed as follows:

                                                                          AT DECEMBER 31,
                                                                         -----------------
                                                                          1994       1995
                                                                         ------     ------
    MAAG Overseas International N.V., Curacao/Netherland Antilles,
      loans............................................................  53,613     53,613
    MAAG France S.A., Courbevoie/France................................      37         59
    MAAG Holding AG, Zurich/Switzerland, loan..........................   1,850         --
                                                                         ------     ------
                                                                         55,500     53,672
                                                                         ======     ======

     The loans from MAAG Overseas International N.V. are cancellable by MAAG and, if so, would then become payable upon demand at the earliest at December 31, 1996 with three months notice and are as follows:

    LOAN 1......................................................................  18,613
    LOAN 2......................................................................  15,000
    LOAN 3......................................................................  20,000
                                                                                  ------
                                                                                  53,613
                                                                                  ======

                          KREBSOGE SINTERHOLDING GMBH

                              (IN THOUSANDS OF DM)

     Interest is LIBOR plus 0.25%, but at least 5%.

     Payables to associated enterprises in the amount of 634 (prior year 813) relate to the assumption of the loss of the equity subsidiary PEAK Werkstoff GmbH, Velbert, in 1995.

     Other liabilities consist of:

                                                                          AT DECEMBER 31,
                                                                         -----------------
                                                                          1994       1995
                                                                         ------     ------
    Loans from former shareholders (inclusive of accrued interest).....   5,358      4,847
    Loan from a shareholder (inclusive of accrued interest)............   1,274      1,274
    Taxes..............................................................   2,590      2,394
    Social costs.......................................................   1,534      2,159
    Wages..............................................................   1,577      1,618
    Loan from Albano-Muller Unterstutzungskasse e.V....................     629        627
    Commissions payable................................................      --        336
    Government grants at risk..........................................     182        151
    Other..............................................................     305        497
                                                                         ------     ------
                                                                         13,449     13,903
                                                                         ======     ======

     The loans from former shareholders relate to outstanding debt in respect to MAAG Holding AG's purchase of the company in 1986. The loan from a shareholder relates to the loan granted from Dr. Lothar Albano-Muller, chairman of the Krebsoge Sinterholding GmbH's Board of Management. The interest rate applicable to the loans from former shareholders and loan from a shareholder is LIBOR plus 0.25% (at least 5%). The loans are renewed automatically on quarterly basis.

     The other liabilities contain a loan from the Albano-Muller Unterstutzungskasse e.V. in the amount of 627 (prior year 629). The Company transfers amounts to the staff benevolent fund to provide for pension and other financial assistance liabilities. The transferred amounts are transferred back to the Company. This loan is repaid back by direct payments made by the Company to the employees whose rights to pension or other financial benefits are provided by the fund. The interest rate is the German Federal Reserve Bank's discount rate (2.5% at December 31, 1995) plus 1%.

(13) DEFERRED INCOME

     Deferred income refers to a payment in the amount of 750 received in 1983 from the Wupperverband electrical utility as compensation for non-compliance of a contract according to which the Wupperverband had to provide electric energy to the Company for several years under market price. The amount is being released over 25 years. Current year income effect is 30.

                          KREBSOGE SINTERHOLDING GMBH

                              (IN THOUSANDS OF DM)

(14) COMMITMENTS

     The Company also leases certain facilities and machinery and equipment under operating leases. Rent and minimum operating lease commitments in excess of one year are as follows after December 31, 1995:

            YEAR                                                          AMOUNT
            ----                                                          ------
            1996........................................................   3,154
            1997........................................................   2,191
            1998........................................................   1,964
            1999........................................................   1,690
            2000........................................................   1,514
                                                                          ------
                                                                          10,513
                                                                          ======

     Rent expense was 1,610, 1,510, and 1,649, in 1993, 1994 and 1995.

(15) CONTINGENCIES

     In the normal course of business the Company has guaranteed approximately 1,700 of loans.

     Financial contingencies relate to the issuance and transfer of bills of exchange in the amount of 367 (1993: 256).

(16) SEGMENT SALES

     Geographic composition

                                                            FOR THE YEAR ENDED DECEMBER 31,
                                                            -------------------------------
                                                             1993        1994        1995
                                                            -------     -------     -------
     Net sales:
     Germany..............................................  115,734     126,396     151,941
     Other countries......................................   51,213      56,309      74,660
                                                            -------     -------     -------
                                                            166,947     182,705     226,601
     Less discounts.......................................   (2,111)     (3,769)     (1,803)
                                                            -------     -------     -------
                                                            164,836     178,936     224,798
                                                            =======     =======     =======

     Sales to one customer represented 17.6%, 13.9% and 11% of total net sales in 1993, 1994, and 1995, respectively.

                          KREBSOGE SINTERHOLDING GMBH

                              (IN THOUSANDS OF DM)

(17) OTHER OPERATING INCOME

     Other operating income is comprised of the following:

                                                                       AT DECEMBER 31,
                                                                  -------------------------
                                                                  1993      1994      1995
                                                                  -----     -----     -----
     Income from release of provisions..........................    226       158     1,783
     Governments grants.........................................  1,139     1,220       920
     Revenue from licenses......................................     86       422       473
     Cafeteria sales............................................    179       127       152
     Investment allowances......................................     31        28       148
     Reduction in allowances for doubtful accounts..............    123       257        98
     Exchange rate gain.........................................    222        71        55
     Gain of disposal of fixed assets...........................  1,302        24        --
     Credit notes...............................................     --       370        12
     Release of untaxed special reserves........................    405        --        --
     Other......................................................    328       351       590
                                                                  -----     -----     -----
                                                                  4,041     3,028     4,231
                                                                  =====     =====     =====

(18) COST OF MATERIALS

                                                                     AT DECEMBER 31,
                                                               ----------------------------
                                                                1993       1994       1995
                                                               ------     ------     ------
     Raw materials, consumables, supplies
       and merchandise.......................................  41,383     44,536     55,319
     Purchased services......................................   5,045      6,283     12,419
                                                               ------     ------     ------
                                                               46,428     50,819     67,738
                                                               ======     ======     ======

(19) PERSONNEL EXPENSES/EMPLOYMENT

                                                                     AT DECEMBER 31,
                                                              -----------------------------
                                                               1993       1994       1995
                                                              ------     ------     -------
     Wages and salaries.....................................  65,514     66,328      88,234
     Social security and pension expense (of which for
       pensions 1,042 (1994: 810)...........................  12,870     13,038      17,214
                                                              ------     ------     -------
                                                              78,384     79,366     105,448
                                                              ======     ======     =======
     Employment (weighted average number of employees)

                                                                  1993      1994      1995
                                                                  -----     -----     -----
     Wage earners...............................................    815       787     1,007
     Salaried employees.........................................    316       294       367
                                                                  -----     -----     -----
                                                                  1,131     1,081     1,374
                                                                  =====     =====     =====

                          KREBSOGE SINTERHOLDING GMBH

                              (IN THOUSANDS OF DM)

(20) OTHER OPERATING EXPENSES

     Other operating expenses are comprised of the following:

                                                                        YEAR ENDED
                                                                       DECEMBER 31,
                                                               ----------------------------
                                                                1993       1994       1995
                                                               ------     ------     ------
     Maintenance.............................................   3,664      4,555      6,925
     Commissions.............................................   2,227      2,908      3,275
     Freight expenses........................................   1,531      1,615      2,713
     Professional fees.......................................   1,533      1,729      2,516
     Rent and leasing........................................   1,610      1,510      1,649
     Insurance...............................................     988      1,105      1,174
     External services.......................................      --         --      1,069
     Waste removal...........................................     442        772      1,050
     Office supplies, literature.............................     357        293        968
     Travel expenses.........................................     589        829        850
     Advertising.............................................     100        398        620
     Telephone postage.......................................     499        561        558
     Additional personnel costs..............................     696        487        540
     Exchange rate loss......................................     227        250        257
     Additions to accruals...................................     281        264        333
     Additions to allowances for doubtful accounts...........     501        147        192
     Other...................................................   4,504      3,849      5,248
                                                               ------     ------     ------
                                                               19,749     21,272     29,937
                                                               ======     ======     ======

(21) FINANCIAL INCOME (EXPENSE), NET

                                                                       YEAR ENDED
                                                                      DECEMBER 31,
                                                             ------------------------------
                                                              1993        1994        1995
                                                             -------     -------     ------
     Income from long-term loans...........................      122          82         11
     Other interest and similar income.....................        7         310         50
     Assumption of loss from associated enterprises........   (1,259)       (963)      (634)
     Write-down of investment due to impairment............       --          --       (150)
     Interest and similar expenses.........................  (12,597)     (9,556)    (8,139)
                                                             -------     -------     ------
                                                             (13,727)    (10,127)    (8,862)
                                                             =======     =======     ======

     Assumption of loss from associated enterprises relates to 50% net loss for the year of the equity investment PEAK Werkstoff GmbH, Velbert.

     The write-down of investment due to permanent impairment also relates to the 50% equity investment in PEAK Werkstoff GmbH, Velbert.

                          KREBSOGE SINTERHOLDING GMBH

                              (IN THOUSANDS OF DM)

(22) EXTRAORDINARY INCOME (EXPENSE)

                                                                        YEAR ENDED
                                                                       DECEMBER 31,
                                                               ----------------------------
                                                                1993       1994       1995
                                                               ------     ------     ------
     Extraordinary income....................................   1,850         --      2,700
     Extraordinary expense...................................  (2,316)    (1,850)    (1,000)
                                                               ------     ------     ------
                                                                 (466)    (1,850)     1,700
                                                               ======     ======     ======

     As of April 4, 1995 Krebsoge Sinterholding GmbH (KSH) acquired the shares of Ringsdorff Sinter GmbH, Bonn, effective April 1, 1995 from SGL Carbon AG in exchange for issuance of 11% shares in KSH (nominal value 3,700). As of November 14, 1995 Ringsdorff Sinter GmbH was merged with KSH retroactively effective as of April 1, 1995. The nominal value of the shares issued (3,700) under the book value of assets and liabilities (6,400) was recorded as an extraordinary gain of 2,700 for German GAAP purposes. This gain is non-taxable.

     The 1,850 extraordinary expense relates to a receivable from MAAG Holding AG which was forgiven in 1993 and recognized as extraordinary income, upon conditions that if the business improved to a certain point the Company would have to pay the amount back. This happened in 1994 and the Company recognized the expense. Both aspects of this transaction were non-taxable.

     Extraordinary expenses in 1993 relate to social plans in connection with the reduction of personnel.

(23) TAXES ON INCOME

     The provision for income taxes follows:

                                                                          YEAR ENDED
                                                                         DECEMBER 31,
                                                                   ------------------------
                                                                   1993     1994      1995
                                                                   ----     -----     -----
     Municipal trade tax on income...............................    2      1,934     1,813
     Foreign income tax..........................................   26         44        26
     Solidarity tax..............................................   --         --        (8)
     Corporate income tax........................................  (11)       362      (204)
                                                                   ----     -----     -----
                                                                    17      2,340     1,627
                                                                   ====     =====     =====

     A reconciliation of income taxes determined using the statutory federal German rate of 45% (50% in 1993) to actual income taxes provided is as follows:

                                                                       YEAR ENDED
                                                                      DECEMBER 31,
                                                              -----------------------------
                                                               1993       1994       1995
                                                              ------     ------     -------
     Corporate rate at German federal statutory rate........  (2,340)     3,040       4,411
     Municipal trade taxes, net of federal tax benefit......       1      1,064       1,177
     Non-taxable extraordinary gain.........................    (925)        --      (1,215)
     Net operating loss utilization.........................      --     (2,968))    (2,596)
     Net operating loss carryforward........................   2,961        452          --
     Nondeductible extraordinary loss.......................      --        833          --
     Nondeductible expenses.................................      40        (41)         36
     Other..................................................     280        (40)       (186)
                                                              ------     ------     -------
     Provision for income taxes.............................      17      2,340       1,627
                                                              ======     ======     =======
     Effective rate.........................................      --         35%         18%
                                                              ======     ======     =======

                          KREBSOGE SINTERHOLDING GMBH

                              (IN THOUSANDS OF DM)

     German Corporation tax law applies the imputation system to the income taxation of a corporation and its shareholders. Upon distribution of retained earnings in the form of a dividend, shareholders receive an income tax credit for taxes previously paid by the corporation.

     In general, corporate income is initially subject to a federal tax rate of 45% (50% in 1993). Upon distribution of retained earnings to shareholders, the corporate tax rate is adjusted to 30% (36% in 1993) by receiving a refund from the government for taxes previously paid on income in excess of these rates (the distributed earnings rate).

     In addition, corporate income is subject to a municipal tax on income varying in rates from 15% to 20% depending on municipality. Municipal tax on income is deductible for corporate income tax purposes.

     Corporate income tax loss carry forwards used in 1995 of 5,038 of former Ringsdorff Sinter GmbH are challenged by revenue agents with an unpredictable outcome. There are additional tax loss carry forwards of 10,830 of the former Ringsdorff Sinter GmbH which will be challenged as well. The net operating loss carryovers have an indefinite carryover period.

(24) RELATED PARTY TRANSACTIONS

                                                                         YEAR ENDED
                                                                        DECEMBER 31,
                                                                  -------------------------
                                                                  1993      1994      1995
                                                                  -----     -----     -----
     Interest expense on loans/amounts due parent...............  4,375     3,091     2,763
     Management fees............................................  1,075     1,270     1,601
     Sales......................................................     --        --       492
     Purchases..................................................     --        --       227

     Other related party transactions consist of the interest paid for the loans from shareholders and former shareholders of 263 for 1995, and 361 in 1994.

     Management fees are included in professional fees in Note 20 Other Operating Expense. For further information on related party transactions refer to Notes 6 and 12.

(25) INFORMATION ABOUT FINANCIAL INSTRUMENTS

     The following information is presented in accordance with SFAS No. 105, "Disclosure of Information about Financial Instruments with Off-Balance-Sheet Risk and Financial Instruments with Concentration of Credit Risk", and SFAS No. 107, "Disclosures about Fair Value of Financial Instruments". These statements require the disclosure of off-balance-sheet instruments and estimated fair values for all financial instruments.

     The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business as a means of hedging its currency rate exposure in regards to foreign currency trade receivables. Management does not anticipate any material adverse affect on its financial position resulting from its involvement in these instruments. The following is a summary of contract or notional principal amounts outstanding at December 31, 1995 and 1994.

                                                                      NOTIONAL PRINCIPAL
                                                                            AMOUNT
                                                                      -------------------
                                                                      1994          1995
                                                                      -----         -----
     Forward foreign exchange contracts.............................     --         2,879
                                                                      =====         =====

     These instruments are executed with creditworthy financial institutions, and all foreign currency contracts are denominated in currencies of major industrial countries.

                          KREBSOGE SINTERHOLDING GMBH

                              (IN THOUSANDS OF DM)

     The fair value of forward exchange contracts was estimated based on exchange rates at December 31, 1995. The estimated fair values of the Company's financial instruments at December 31, 1995 follow:

                                                                         CARRYING     FAIR
                                                                          AMOUNT      VALUE
                                                                         --------     -----
     Forward foreign exchange contracts................................    2,879      2,878
                                                                          ======      =====

     Gains and losses are recorded currently.

(26) RECONCILIATION OF NET INCOME AND SHAREHOLDERS' EQUITY AS DETERMINED USING U.S. GAAP

     German GAAP varies in certain significant respects from generally accepted accounting principles in the United States (U.S. GAAP). Application of U.S. GAAP would have affected net income (loss) for the years ended December 31, 1994 and 1995 to the extent quantified below, as well as shareholders' equity (deficit) at December 31, 1994 and 1995.

RECONCILIATION OF NET INCOME TO U.S. GAAP

     The following is a reconciliation of the significant adjustments necessary to reconcile net income (loss) in accordance with U.S. GAAP to the amounts determined under German GAAP, for the years ended December 31, 1994 and 1995.

                                                                               YEAR ENDED
                                                                              DECEMBER 31,
                                                                           -------------------
                                                                            1994        1995
                                                                           -------     -------
Net income as reported in the consolidated profit and loss account under
  German GAAP............................................................    4,416       7,782
Amortization of step-up -- MAAG purchase of KSH..........................  (10,848)    (10,848)
Amortization of step-up -- former Ringsdorff Sinter GmbH.................       --        (220)
Elimination of extraordinary gains on purchase of Ringsdorff.............       --      (2,700)
Pensions and similar obligations.........................................      (32)       (753)
Non-taxable investment allowances........................................      307         190
Reserves not required for U.S. GAAP......................................      399         370
Anniversary payments.....................................................       13        (204)
Depreciation.............................................................      (82)       (580)
Deferred taxes on U.S./German differences
  Pensions and similar obligations.......................................       14         324
  Reserves not required for U.S. GAAP....................................     (172)       (159)
  Anniversary payments...................................................       (6)         88
  Depreciation...........................................................       35         249
  Net operating loss carryforwards.......................................   (2,605)       (275)
  Amortization of step-up of buildings...................................      167         167
  Extraordinary item.....................................................    1,016          --
                                                                           -------     -------
Net loss in accordance with U.S. GAAP....................................   (7,378)     (6,569)
                                                                           =======     =======

                          KREBSOGE SINTERHOLDING GMBH

                              (IN THOUSANDS OF DM)

INCOME STATEMENT PRESENTATION UNDER U.S. GAAP

     Certain items in the type of expense profit and loss account would be classified differently under U.S. GAAP. These items include reversals for accrued expenses and allowances to doubtful accounts that would generally be recorded as reductions to the original expense line items under U.S. GAAP rather than as income.

     The extraordinary expenses reported under German GAAP would be classified as an expense charged to income from ordinary business activities under U.S. GAAP.

     The following is a presentation of certain income statement information in accordance with U.S. GAAP.

                                                                                YEAR ENDED
                                                                               DECEMBER 31,
                                                                             -----------------
                                                                              1994       1995
                                                                             ------     ------
Results from ordinary activities...........................................  (3,487)    (5,336)
Loss before income taxes...................................................  (3,487)    (5,336)
Income taxes...............................................................   3,891      1,233
                                                                             ------     ------
Net loss in accordance with U.S. GAAP......................................  (7,378)    (6,569)
                                                                             ======     ======

RECONCILIATION OF SHAREHOLDERS' DEFICIT TO U.S. GAAP

     The following is a reconciliation of the significant adjustments necessary to reconcile shareholders' equity (deficit) in accordance with U.S. GAAP to the amounts determined under German GAAP, as of December 31, 1994 and 1995:

                                                                              DECEMBER 31,
                                                                           -------------------
                                                                            1994        1995
                                                                           -------     -------
Shareholders' equity (deficit) as reported in the consolidated balance
  sheet under German GAAP................................................       --          --
Cumulative loss in excess of equity -- 1 January.........................  (66,274)    (54,905)
Amortization of step-up -- MAAG purchase of KSH..........................   53,861      43,013
Amortization of step-up -- Ringsdorff....................................       --       2,710
Elimination of extraordinary gain on purchase of Ringsdorff..............       --      (2,700)
Pensions and similar obligations.........................................     (841)     (1,594)
Non-taxable investment allowances........................................   (1,689)     (1,499)
Reserves not required for U.S. GAAP......................................    1,278       1,648
Anniversary payments.....................................................     (893)     (1,097)
Accumulated depreciation.................................................   25,727      25,147
Deferred taxes on U.S./German differences
  Pensions and similar obligations.......................................      362         685
  Reserves not required for U.S. GAAP....................................     (550)       (709)
  Anniversary payments...................................................      384         472
  Depreciation...........................................................  (11,063)    (10,813)
  Net operating loss carryforwards.......................................    1,879       1,604
  Step-up of buildings...................................................   (3,335)     (3,167)
                                                                           -------     -------
Shareholders' deficit in accordance with U.S. GAAP.......................   (1,154)     (1,206)
                                                                           =======     =======

                          KREBSOGE SINTERHOLDING GMBH

                              (IN THOUSANDS OF DM)

RECONCILIATION OF CHANGES IN SHAREHOLDERS' EQUITY IN ACCORDANCE WITH US GAAP

                                                                              DECEMBER 31,
                                                                           -------------------
                                                                            1994        1995
                                                                           -------     -------
Shareholders' equity (deficit), beginning of year........................    6,413      (1,154)
Net loss in accordance with U.S. GAAP....................................   (7,378)     (6,569)
Increase in share capital................................................       --       3,700
Increase in capital attributable to the purchase of Ringsdorff Sinter
  GmbH...................................................................       --       2,930
Difference from currency translation.....................................     (188)       (113)
                                                                           -------     -------
Shareholders' deficit....................................................   (1,154)     (1,206)
                                                                           =======     =======

BALANCE SHEET PRESENTATION UNDER U.S. GAAP

     Under U.S. GAAP, all receivables due after one year and all liabilities payable after one year are classified as non-current.

     German GAAP does not require presentation of a classified balance sheet. Summarized balance sheet information measured and classified in accordance with U.S. GAAP is as follows:

                                                                             AT DECEMBER 31
                                                                           -------------------
                                                                            1994        1995
                                                                           -------     -------
ASSETS
Current assets:
  Cash and cash equivalents..............................................    4,184       3,038
  Other current assets...................................................   45,244      62,323
                                                                           -------     -------
          Total current assets...........................................   49,428      65,361
Noncurrent assets........................................................  131,106     126,114
                                                                           -------     -------
          Total assets...................................................  180,534     191,475
                                                                           =======     =======
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable.......................................................   22,685      26,913
  Short-term debt and current portion of long-term debt..................  108,190     102,872
  Accruals...............................................................    6,920      13,457
                                                                           -------     -------
          Total current liabilities......................................  137,795     143,242
Noncurrent liabilities:
  Long-term debt.........................................................   21,732      19,601
  Other noncurrent liabilities...........................................   22,161      29,838
                                                                           -------     -------
          Total long-term liabilities....................................   43,893      49,439
Shareholders' deficit:
  Shareholders' deficit..................................................   (1,154)     (1,206)
                                                                           -------     -------
          Total liabilities and shareholders' equity.....................  180,534     191,475
                                                                           =======     =======

     A brief explanation of the most significant differences follows.

                          KREBSOGE SINTERHOLDING GMBH

                              (IN THOUSANDS OF DM)

(a) Cumulative loss in excess of equity

     Under German GAAP, the cumulative loss in excess of net equity is reflected as an asset. This is not permitted in U.S. GAAP, as this amount resides in equity.

(b) Amortization of step-up -- MAAG purchase of KSH

     The acquisition of 74% and 24% of KSH by MAAG Holding AG on September 22, 1986 and August 19, 1993, respectively, did not impact the financial statements for German GAAP purposes. For U.S. GAAP purposes the purchase price paid by MAAG has been allocated to the fair value of the assets and liabilities acquired. The excess of the price paid by MAAG over the fair value of the assets and liabilities acquired has been allocated to goodwill and is being amortized over 10 years.

(c) Amortization of step-up -- former Ringsdorff Sinter GmbH
    Elimination of extraordinary gain on purchase of Ringsdorff

     As of April 1, 1995 Krebsoge Sinterholding GmbH (KSH) acquired the shares of Ringsdorff Sinter GmbH, Bonn from SGL Carbon AG in exchange for issuance of 11% of the outstanding shares in KSH with a nominal value 3,700. Under German GAAP a nontaxable extraordinary gain of 2,700 was recorded for the excess of the net equity of 6,400 of the acquired company over the nominal value of the consideration given. U.S. GAAP requires the acquiring company to record an acquisition on the basis of the fair value of the consideration given (8,950) or the fair value of the acquired net assets whichever is more readily determinable. The excess of the purchase price over net book value is allocated to machinery and equipment and is amortized over ten years.

(d) Pensions and similar obligations

     The pension obligations of KSH are provided for by a range of defined benefit pensions plans. The amount of the accrual was calculated in accordance with German GAAP and tax legislation, which does not take into account future pay raises or inflation and uses the discount rate according to the legislation. Under U.S. GAAP the accrual has been calculated by an actuary applying the principles of SFAS 87.

     For 1994 and 1995, the assumed discount rate and post-retirement pension increases used in calculating the projected benefit obligation were 7.5% and 6.5%, respectively, and 2.5%.

     The Company adopted SFAS 87, Employers Accounting for Pensions effective December 31, 1992 because it was not feasible to apply the statement retroactively to the year ended December 31, 1989, the applicable adoption date specified in the standard. The portion of the transition obligation applicable to periods prior to 1992 was not considered material.

(e) Non-taxable investment allowances

     Under German GAAP tax free investment allowances are accounted for under the flow-through method (taken to income) of which treatment is not consistent under U.S. GAAP.

(f) Reserves not required for U.S. GAAP

     (i) Deferred maintenance accrual

     As required by German GAAP, the costs of maintenance performed within three months following the year end have been accrued as liabilities at year end. Under U.S. GAAP, the cost of maintenance is recognized in the periods incurred.

                          KREBSOGE SINTERHOLDING GMBH

                              (IN THOUSANDS OF DM)

     (ii) Estimated losses on future contracts

     As required by German GAAP, the expected loss to be incurred on future delivery contracts have been accrued as liabilities at year end. Such loss considers all internal costs, including indirect selling and administrative. Under U.S. GAAP, allocation of indirect costs for purposes of determining inventoriable costs is not permitted.

     (iii) Allowance for doubtful accounts

     Under German GAAP, an allowance for doubtful accounts has been accrued in the amount of 3% of outstanding receivables less VAT. Under U.S. GAAP an allowance of 2% would be more appropriate as this more clearly approximates past experience.

     (iv) Warranty expense

     Under German GAAP, an accrual for warranty expense has been provided in the amount of 0.5% of sales. Under U.S. GAAP an accrual of 0.25% would be more appropriate as this more closely approximates past experience.

(g) Anniversary payments

     Under German GAAP, the Company expensed anniversary payments for long-term service to the company as incurred. Under U.S. GAAP these costs are accrued based on vesting.

(h) Deferred taxes

     Under German GAAP, deferred tax assets are generally provided for temporary differences using the partial liability method. Deferred taxes are not provided for differences that are not expected to reverse in the foreseeable future, nor are they recognized for the effects of NOLs.

     Under U.S. GAAP, deferred taxes are provided for all temporary differences between the financial reporting and tax bases of assets and liabilities that will reverse during future taxable periods, including deferred tax assets relating to NOLs. Deferred taxes are also provided for the income tax effects of differences between U.S. GAAP and German GAAP. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

(i) Depreciation

     Under German GAAP, accelerated methods of depreciation as well as straight line depreciation are used. Estimates of the difference between accelerated methods of depreciation were prepared by the company based on certain assumptions of average useful lives. Assumed average useful lives were as follows:

            Land and buildings.........................................   40 years
            Machinery and equipment....................................   10 years
            Office equipment...........................................    5 years

(j) Special reserves for tax purposes

     Under German GAAP, special reserves for tax purposes are recorded to defer income in accordance with the German tax code. Under U.S. GAAP the special reserves are not recorded and deferred tax is provided according to SFAS 109 "Accounting for Income Taxes."

                          KREBSOGE SINTERHOLDING GMBH

                              (IN THOUSANDS OF DM)

OTHER MATTERS

a) Unrealized exchange gains

     Under German GAAP, unrealized exchange gains are not recognized. Under U.S. GAAP, unrealized exchange gains were not of a material amount.

(27) SUBSEQUENT EVENT

     On October 7, 1996, Sinter Metals Inc. (SMI) signed a definitive purchase agreement with MAAG Holding AG to purchase the Company for U.S. $150 million (exchange rate DM 1.50 = U.S. $1.00), less net indebtedness of roughly DM 120 million.

     These financial statements are prepared using the historical cost basis, and do not reflect any purchase accounting or other decisions taken or to be taken by SMI in connection with the purchase of the Company.

(28) KREBSOGE SINTERHOLDING GMBH'S BOARD OF MANAGEMENT

     Dr.-Ing. Lothar Albano-Muller, Schwelm (Chairman)

     Dipl.- Wirtsch.-Ing. Eckhard Hirschfeld, Remscheid-Lennep (until December 31, 1995)

     Total remuneration of the management was 797 (1994: 777).

                           KREBSOGE SINTERHOLDING GMBH

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                              (IN THOUSANDS OF DM)

                                   (UNAUDITED)

                                                                       At                 At
                                                                  December 31,      September 30,
                                                                      1995               1996
                                                                  ------------        ----------
Assets
   Non-Current Assets
     Intangible assets                                                1,706              1,525
     Property, plant and equipment                                   55,754             54,007
     Financial assets                                                   485              1,327
                                                                   --------           --------
       Total noncurrent assets                                       57,945             56,859
                                                                   --------           --------

Current Assets
   Inventories                                                       31,371             29,261
   Receivables and other assets                                      30,300             37,854
   Cash                                                               3,038              5,369
                                                                   --------           --------
       Total current assets                                          64,709             72,484

Prepaid expenses                                                        652                652
   Cumulative loss in excess of equity                               54,905             49,452
                                                                   --------           --------
     Total assets and cumulative loss in excess of equity           178,211            179,447
                                                                   ========           ========

Shareholders' Equity and Liabilities
   Shareholders' Equity
     Subscribed capital                                              33,700             33,700
     Capital reserve                                                 10,000             10,000
     Cumulative translation adjustment                                 (329)              (274)
     Accumulated loss brought forward                               (98,276)           (92,878)
     Cumulative loss in excess of equity                             54,905             49,452
                                                                   --------           --------
       Total shareholders' equity                                      --                 --
                                                                   --------           --------

Accruals
   Accruals for pensions                                             15,124             15,396
   Tax accruals                                                       2,949              3,735
   Other accruals                                                    10,508             14,163
                                                                   --------           --------
       Total accruals                                                28,581             33,294

Liabilities
   Liabilities to banks                                              68,801             64,218
   Payments received on account of orders                               567                  6
   Trade payables                                                     9,739              9,486
   Liabilities on bills accepted and drawn                            2,070              2,568
   Payables to affiliated enterprises                                53,672             53,630
   Payable to associated enterprises                                    634                 76
   Other liabilities                                                 13,903             15,929
                                                                   --------           --------
       Total liabilities                                            149,386            145,913
   Deferred income                                                      244                240
                                                                   --------           --------
       Total shareholders' equity and liabilities                   178,211            179,447
                                                                   ========           ========

The accompanying notes are an integral part of the condensed consolidated financial information.

                           KREBSOGE SINTERHOLDING GMBH

                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                              (IN THOUSANDS OF DM)

                                   (UNAUDITED)


                                                    Period Ended
                                                    September 30,
                                                  ----------------
                                                1995              1996
                                                ----              ----

Net sales                                     163,877            184,657

Cost of sales                                 129,575            148,329
                                             --------           --------
     Gross margin                              34,302             36,328

Selling, general and administration            22,206             25,203
Amortization of intangible assets                  19                 19
                                             --------           --------
     Income from operations                    12,077             11,106

Interest expense                                6,195              5,439
Other expense/(income)                           (864)              (876)
                                             --------           --------
Income before taxes                             6,746              6,543

Taxes                                           1,202              1,090
                                             --------           --------
Net income                                      5,544              5,453
                                             ========           ========





The accompanying notes are an integral part of the condensed consolidated financial information.

                           KREBSOGE SINTERHOLDING GMBH

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                              (IN THOUSANDS OF DM)

                                   (UNAUDITED)


                                                                                 Period Ended
                                                                                 September 30,
                                                                                 -------------
                                                                            1995              1996
                                                                            ----              ----

Net cash provided by operating activities                                  11,607            14,079
                                                                          -------           -------

Cash flows from investing activities:
    Repayment of financial assets                                             967              --
    Capital expenditures                                                   (8,898)           (7,196)
                                                                          -------           -------
Cash used by investing activities                                          (7,931)           (7,196)

Cash flows from financing activities:
    Acquisition of financial assets                                          (420)             --
    Cash from merger                                                          572              --
    Net repayment of financial liabilities to banks                        (5,826)           (4,585)
    Increase (decrease) in liabilities to affiliated enterprises             --                 (42)
                                                                          -------           -------
Cash used by financing activities                                          (5,674)           (4,627)
Effect of foreign exchange rate changes                                       (84)               75
                                                                          -------           -------
Net increase (decrease) in cash                                            (2,082)            2,331
Cash at beginning of period                                                 4,184             3,038
                                                                          -------           -------
Cash at end of period                                                       2,102             5,369
                                                                          =======           =======




The accompanying notes are an integral part of the condensed consolidated financial information.

                           KREBSOGE SINTERHOLDING GMBH

                     NOTES TO INTERIM FINANCIAL INFORMATION
                              (IN THOUSANDS OF DM)

                                   (UNAUDITED)


NOTE 1 - BASIS OF PRESENTATION:

The accompanying interim financial data is unaudited; however, in the opinion of the Company, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for the interim periods.

The accompanying condensed statement of income and cash flow financial data for the periods ended September 30, 1996 and 1995 and balance sheet data as of September 30, 1996, are prepared on a Swiss GAAP basis, the basis used to report to its previous parent. The interim presentation is not intended to be a presentation in accordance with German GAAP, the accounting basis used by the Company for annual financial reporting purposes. Net income and cumulative loss in excess of equity on a Swiss GAAP basis do not differ from amounts determined on a German GAAP basis, however, there are certain differences in the classification and presentation of financial information.

NOTE 2 - ACQUISITION:

As of April 4, 1995 Krebsoge Sinterholding GmbH (KSH) acquired the shares of Ringsdorff Sinter GmbH, Bonn, effective April 1, 1995 from SGL Carbon AG in exchange for issuance of 11% shares in KSH (nominal value 3,700). As of November 14, 1995 Ringsdorff Sinter GmbH was merged with KSH retroactively effective as of April 1, 1995. The nominal value of the shares issued (3,700) under the book value of assets and liabilities (6,400) was recorded as a gain of 2,700 for Swiss GAAP purposes (release of bad will) and is included as a deduction to cost of sales for the period ended September 30, 1995. This gain is non-taxable.

NOTE 3 - SUBSEQUENT EVENT:

On December 19, 1996, the Company was acquired by Sinter Metals Inc. (SMI) from MAAG Holding AG.

The accompanying financial data is prepared using the historical cost basis, and does not reflect any purchase accounting or other decisions taken or to be taken by SMI in connection with the purchase of the Company.

                           KREBSOGE SINTERHOLDING GMBH

                     NOTES TO INTERIM FINANCIAL INFORMATION
                              (IN THOUSANDS OF DM)

                                   (UNAUDITED)

NOTE 4 - RECONCILIATION TO U.S. GAAP:
Swiss and German GAAP (Note 1) varies in certain significant respects from generally accepted accounting principles in the United States (U.S. GAAP). Application of U.S. GAAP would have affected shareholders' equity (deficit) at September 30, 1996 and net income for the nine month periods ended September 30, 1996 and 1995 to the extent quantified below.

RECONCILIATION OF SHAREHOLDERS' EQUITY TO U.S. GAAP
The following is a reconciliation of the significant adjustments necessary to reconcile shareholders' equity (deficit) in accordance with U.S. GAAP to the amounts determined under Swiss GAAP, as of September 30, 1996.

                                                         Period Ended
                                                         September 30,
                                                             1996
                                                         -------------
Shareholders' equity (deficit) as reported in the
 condensed consolidated balance sheet under Swiss GAAP
 (see Note 1)                                                 --

Cumulative loss in excess of equity                        (49,452)
Amortization of step-up - MAAG purchase of KSH              38,291
Depreciation                                                25,147
Deferred taxes on deprecation                              (10,813)
Other                                                       (3,648)
                                                           -------
Shareholders' equity (deficit) in accordance with
 U.S. GAAP                                                    (475)
                                                           =======

                                                          Period Ended
                                                          September 30,
                                                              1996
                                                          -------------

Shareholders' equity (deficit), beginning of period          (1,206)
 (U.S. GAAP)
Net income in accordance with U.S. GAAP                         731
                                                             ------
Shareholders' equity (deficit), end of period (U.S. GAAP)      (475)
                                                             ======

                           KREBSOGE SINTERHOLDING GMBH

                     NOTES TO INTERIM FINANCIAL INFORMATION
                              (IN THOUSANDS OF DM)

                                   (UNAUDITED)


RECONCILIATION OF NET INCOME TO U.S. GAAP

The following is a reconciliation of the significant adjustments necessary to reconcile net income in accordance with U.S. GAAP to the amounts determined under Swiss GAAP for the nine month periods ended September 30, 1996 and 1995.

                                                               Period Ended
                                                               September 30,
                                                               -------------
                                                            1995            1996
                                                            ----            ----

Net income as reported in the consolidated profit
 and loss account under Swiss GAAP                         5,544            5,453

Amortization of step-up - MAAG purchase of KSH            (8,136)          (4,722)

Elimination of extraordinary gain on purchase of
Ringsdorff Sinter GmbH                                    (2,700)              -
                                                          ------           ------
Net (loss) income in accordance with U.S. GAAP            (5,292)             731
                                                          ======           ======

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of Powder Metal Holding, Inc.:

We have audited the accompanying consolidated balance sheets of Powder Metal Holding, Inc. and subsidiaries (the "Company") as of December 31, 1995 and November 22, 1996, and and the related consolidated statements of income, shareholders' deficit and cash flows for the years ended December 31, 1994 and 1995 and for the period January 1, 1996 through November 22, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of November 22, 1996 and December 31, 1995, and the results of its operations and its cash flows for the period January 1, 1996 through November 22, 1996, and the years ended December 31, 1994 and 1995, in conformity with generally accepted accounting principles.

As discussed in Note 2, effective January 1, 1995, the Company changed its method of recognizing actuarial gains and losses related to its postretirement benefit plans.

DELOITTE & TOUCHE LLP
Detroit, Michigan
December 19, 1996

                  POWDER METAL HOLDING, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                    DECEMBER 31, 1995 AND NOVEMBER 22, 1996

                     (In Thousands, Except Per Share Data)

                                                                DECEMBER 31,     NOVEMBER 22,
                                                                    1995             1996
                                                                ------------     ------------
ASSETS
CURRENT ASSETS:
  Cash........................................................    $    918         $    905
  Receivables:
     Trade (net of allowance for doubtful accounts of $796 and
       $384, respectively)....................................      13,256           15,758
     Related party receivable (Note 2)........................                          444
     Other (Note 2)...........................................       1,272              901
  Inventories (Notes 2 and 3).................................       9,114            7,930
  Prepaid and other (Note 2)..................................       1,339            1,899
                                                                   -------          -------
          Total current assets................................      25,899           27,837
PROPERTY, PLANT AND EQUIPMENT, NET (Notes 2 and 4)............      29,683           31,086
OTHER ASSETS (Note 2).........................................         482               21
ASSETS HELD FOR DISPOSITION (Note 8)..........................         212
                                                                   -------          -------
TOTAL ASSETS (Note 6).........................................    $ 56,276         $ 58,944
                                                                   =======          =======
LIABILITIES AND SHAREHOLDERS' DEFICIT
CURRENT LIABILITIES:
  Current portion of long-term debt (Note 6)..................    $ 51,204         $ 51,592
  Current portion of capital lease obligations (Note 7).......          49               60
  Accounts payable............................................       9,479           11,139
  Accrued liabilities (Note 5)................................       4,890            5,274
                                                                   -------          -------
          Total current liabilities...........................      65,622           68,065
LONG-TERM DEBT (Note 6).......................................       2,600            2,600
POSTRETIREMENT BENEFITS OTHER THAN PENSIONS (Note 11).........       2,728            2,925
PENSIONS (Note 10)............................................       1,433            1,128
LONG-TERM CAPITAL LEASE OBLIGATIONS (Note 7)..................         159               95
DEBT AND ACCRUED INTEREST FORGIVEN BY LENDER, NET (Note 2)....      12,816           10,462
                                                                   -------          -------
          Total liabilities...................................      85,358           85,275
COMMITMENTS AND CONTINGENCIES (Note 13)
SHAREHOLDERS' DEFICIT:
  Class A common stock, par value $.01 per share; authorized
     200,000 shares, issued and outstanding 10,000 shares
  Class B common stock, par value $.01 per share; authorized
     100,000 shares, issued and outstanding 6,334 shares
  Additional paid-in capital..................................      49,649           49,649
  Accumulated deficit.........................................     (79,607)         (77,435)
  Minimum pension liability adjustment (Note 10)..............      (1,031)            (461)
  Accumulated translation adjustment..........................       1,907            1,916
                                                                   -------          -------
          Total shareholders' deficit.........................     (29,082)         (26,331)
                                                                   -------          -------
TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT...................    $ 56,276         $ 58,944
                                                                   =======          =======

See notes to consolidated financial statements.

                  POWDER METAL HOLDING, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

                YEARS ENDED DECEMBER 31, 1994 AND 1995, AND THE
                PERIOD JANUARY 1, 1996 THROUGH NOVEMBER 22, 1996

                                 (In Thousands)

                                                                                    JANUARY 1,
                                                                                       1996
                                                             DECEMBER 31,            THROUGH
                                                         ---------------------     NOVEMBER 22,
                                                           1994         1995           1996
                                                         --------     --------     ------------
SALES (Notes 2 and 8)..................................  $107,803     $106,473       $101,671
COST OF GOODS SOLD (Note 8)............................   (95,348)     (92,263)       (90,730)
                                                         ---------    ---------     ---------
GROSS MARGIN (Note 8)..................................    12,455       14,210         10,941
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES (Note
  8)...................................................    (8,760)      (7,677)        (6,167)
RESTRUCTURING (Note 8).................................     3,307        5,260
                                                         ---------    ---------     ---------
INCOME FROM OPERATIONS.................................     7,002       11,793          4,774
OTHER EXPENSES:
  Interest (Note 6)....................................    (1,602)      (3,133)        (2,314)
  Other................................................        (6)        (115)          (250)
                                                         ---------    ---------     ---------
          Total other expenses.........................    (1,608)      (3,248)        (2,564)
                                                         ---------    ---------     ---------
INCOME BEFORE INCOME TAXES AND CUMULATIVE EFFECT OF
  ACCOUNTING CHANGE....................................     5,394        8,545          2,210
INCOME TAX (EXPENSE) CREDIT (Note 12)..................                    253            (38)
CUMULATIVE EFFECT OF ACCOUNTING CHANGE (Note 2)........                    770
                                                         ---------    ---------     ---------
NET INCOME.............................................  $  5,394     $  9,568       $  2,172
                                                         =========    =========     =========

See notes to consolidated financial statements.

                  POWDER METAL HOLDING, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' DEFICIT

                 YEARS ENDED DECEMBER 31, 1994 AND 1995 AND THE
                PERIOD JANUARY 1, 1996 THROUGH NOVEMBER 22, 1996

                                 (In Thousands)

                                                                                   UNREALIZED
                                                                                   ACCUMULATED
                                                                                     FOREIGN      MINIMUM
                                      CLASS A  CLASS B  ADDITIONAL                  CURRENCY      PENSION
                                      COMMON   COMMON    PAID-IN     ACCUMULATED   TRANSLATION   LIABILITY
                                       STOCK    STOCK    CAPITAL       DEFICIT     ADJUSTMENT    ADJUSTMENT    TOTAL
                                      -------  -------  ----------   -----------   -----------   ----------   --------
BALANCE, JANUARY 1, 1994............    --       --      $ 49,649     $ (94,569)        None       $ (170)    $(45,090)
  Net income........................                                      5,394                                  5,394
  Minimum pension liability
    adjustment (Note 10)............                                                                 (119)        (119)
                                       ----     ----      -------     ---------       ------     --------     ---------
BALANCE, DECEMBER 31, 1994..........    --       --        49,649       (89,175)        None         (289)     (39,815)
  Net income........................                                      9,568                                  9,568
  Reversal of recognition of
    unrecognized accumulated foreign
    currency translation adjustment
    (Note 8)........................                                                   1,907                     1,907
  Minimum pension liability
    adjustment (Note 10)............                                                                 (742)        (742)
                                       ----     ----      -------     ---------       ------     --------     ---------
BALANCE, DECEMBER 31, 1995..........    --       --        49,649       (79,607)       1,907       (1,031)     (29,082)
  Net income........................                                      2,172                                  2,172
  Minimum pension liability
    adjustment (Note 10)............                                                                  570          570
  Accumulated translation
    adjustment......................                                                       9                         9
                                       ----     ----      -------     ---------       ------     --------     ---------
BALANCE, NOVEMBER 22, 1996..........    --       --      $ 49,649     $ (77,435)     $ 1,916       $ (461)    $(26,331)
                                       ====     ====      =======     =========       ======     ========     =========

See notes to consolidated financial statements.

                  POWDER METAL HOLDING, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                 YEARS ENDED DECEMBER 31, 1994 AND 1995 AND THE
                PERIOD JANUARY 1, 1996 THROUGH NOVEMBER 22, 1996

                                 (In Thousands)

                                                                                    JANUARY 1,
                                                                                       1996
                                                               DECEMBER 31,          THROUGH
                                                             -----------------     NOVEMBER 22,
                                                              1994       1995          1996
                                                             ------     ------     ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income...............................................  $5,394     $9,568        $2,172
  Adjustments to reconcile net income to cash provided by
     operating activities:
     Depreciation and amortization.........................   5,622      5,622         5,812
     Amortization of debt and accrued interest forgiven
       (Note 2)............................................  (2,568)    (2,568)       (2,354)
     Loss provision credit on restructuring (Note 8).......  (3,307)    (5,260)
     Loss (gain) on disposal of property, plant and
       equipment...........................................     (32)      (169)          (80)
     Exchange (gain) loss on foreign currency transactions
       (Note 2)............................................     522       (107)          (66)
     Pension expense, net of cash contributions (Note
       10).................................................    (298)      (435)          268
     Provision for postretirement benefits other than
       pensions (Note 11)..................................     495        440           824
     Cumulative effect of accounting change (Note 2).......               (770)
     Changes in assets and liabilities that provided (used)
       cash:
       Receivables.........................................  (1,625)      (752)       (2,093)
       Inventories (Notes 2 and 3).........................  (2,431)      (166)        1,232
       Prepaid and other (Note 2)..........................     (26)       (99)       (1,000)
       Accounts payable....................................   2,676     (2,264)        1,632
       Accrued and other liabilities -- net................   2,221       (224)         (156)
       Accrual for disposition of foreign operation (Note
          8)...............................................  (3,753)    (1,133)
       Other assets........................................    (468)        23           611
                                                             -------    -------      -------
          Net cash provided by operating activities........   2,422      1,706         6,802
                                                             -------    -------      -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property, plant and equipment................  (5,158)    (3,195)       (7,050)
  Proceeds from disposal of property, plant and
     equipment.............................................      92        528            80
                                                             -------    -------      -------
          Net cash used in investing activities............  (5,066)    (2,667)       (6,970)
                                                             -------    -------      -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net proceeds (repayments) under line of credit (Note
     6)....................................................   2,170      2,646        (1,721)
  Proceeds from issuance of notes payable to related
     party.................................................                            2,000
  Principal payments:
     Long-term debt........................................             (1,000)
     Capital lease obligations (Note 7)....................     (71)       (41)          (40)
                                                             -------    -------      -------
          Net cash provided by financing activities........   2,099      1,605           239
                                                             -------    -------      -------
EFFECT OF CHANGE IN FOREIGN CURRENCY EXCHANGE RATES ON
  CASH.....................................................     (94)       (83)          (84)
                                                             -------    -------      -------
NET INCREASE (DECREASE) IN CASH............................    (639)       561           (13)
CASH, BEGINNING OF PERIOD..................................     996        357           918
                                                             -------    -------      -------
CASH, END OF PERIOD........................................  $  357     $  918        $  905
                                                             =======    =======      =======

See notes to consolidated financial statements.

                  POWDER METAL HOLDING, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 YEARS ENDED DECEMBER 31, 1994 AND 1995 AND THE
                PERIOD JANUARY 1, 1996 THROUGH NOVEMBER 22, 1996

1. BASIS OF PRESENTATION

     Powder Metal Holding, Inc. ("PMH"), a Delaware corporation, was formed in 1989 as a wholly-owned subsidiary of MAAG Holding AG ("MAAG") based in Zurich, Switzerland. In November 1993 the role of PMH within MAAG's North American operations was modified and limited to that of a holding company whose sole business purpose became the 100% ownership of the shares of ICM/Krebsoge, Inc., a Delaware corporation, and its 100% owned Canadian subsidiary, ICM/Krebsoge Canada, Ltd. PMH conducts no other business and has no other assets than the shares of ICM/Krebsoge. PMH and ICM/Krebsoge, Inc. collectively (the "Company") maintain operating facilities in the U.S. and Canada for the manufacture of metal parts for the automotive industry using powder metal technology.

     In November, 1993 Sinter Metals, Inc. ("SMI") acquired a 30% equity interest in PMH.

     On October 7, 1996 MAAG and SMI entered into a Powder Metal Stock Purchase Agreement (the "Agreement") whereby SMI would purchase in December 1996 all of MAAG's shares in PMH and substantially all of the shares in MAAG's German powder metal parts manufacturing subsidiary, Krebsoge Sinterholding GmbH. The purchase price for MAAG's shares in PMH was set at $65 million, less all indebtedness and subject to certain further limited adjustments upon closing (Note 14.).

2. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Principles of Consolidation -- The consolidated financial statements include the accounts of PMH and its wholly owned entity, ICM/Krebsoge, Inc. All material amounts and balances have been eliminated in consolidation.

     Operations -- The Company manufactures metal parts, mainly for the automotive industry, using powdered metal technology. The Company maintains U.S. operating facilities in Ohio, Indiana, and corporate headquarters in Michigan. The Company's Canadian subsidiary, ICM/Krebsoge Canada, Ltd., has operating facilities in St. Thomas, Ontario. In 1993, a plan was adopted to dispose of ICM/Krebsoge Canada, Ltd. However, in 1995, the Company's management reversed their decision to dispose of ICM/Krebsoge Canada, Ltd. Refer to Note 8 regarding these Canadian operations. At December 31, 1995 and November 22, 1996, ICM/Krebsoge Canada, Ltd.'s assets were approximately $12.4 million and $11.3 million, respectively. Sales of ICM/Krebsoge Canada, Ltd. were approximately $23.4 million, $19.4 million and $15.4 for the years ended December 31, 1994 and 1995, and the period January 1, 1996 through November 22, 1996, respectively. The net loss of ICM/Krebsoge Canada, Ltd. was approximately $5.1 million, $1.5 million and $1.4 million for the years ended December 31, 1994 and 1995, and the period January 1, 1996 through November 22, 1996.

                  POWDER METAL HOLDING, INC. AND SUBSIDIARIES

                 YEARS ENDED DECEMBER 31, 1994 AND 1995 AND THE
                PERIOD JANUARY 1, 1996 THROUGH NOVEMBER 22, 1996

     Major Customers -- Sales to the Company's four major customers for the years ended December 31, 1994 and 1995, and the period January 1, 1996 through November 22, 1996, are as follows (in thousands):

                                                                                  JANUARY 1,
                                                                                     1996
                                                           DECEMBER 31,            THROUGH
                                                       ---------------------     NOVEMBER 22,
                                                         1994         1995           1996
                                                       --------     --------     ------------
     Chrysler Corporation............................  $ 24,303     $ 20,349       $ 20,575
     Ford Motor Company..............................    54,305       53,635         52,192
     New Venture Gear................................    12,153       13,484         13,247
     General Motors Corporation......................     7,670       11,782          9,995
     Others..........................................     9,372        7,223          5,662
                                                       --------     --------       --------
               Total.................................  $107,803     $106,473       $101,671
                                                       ========     ========       ========

     Supplemental Cash Flows Disclosures -- Cash paid during the years ended December 31, 1994 and 1995, and the period January 1, 1996 through November 22, 1996 was $2.9 million, $4.1 million and $4.5 million, respectively, for interest (net of $227,000, $110,000 and $342,000, capitalized during the years ended December 31, 1994 and 1995, and the period January 1, 1996 through November 22, 1996, respectively).

     Concentrations of Credit Risk -- Financial instruments which subject the Company to concentrations of credit risk consist principally of trade receivables. Automobile manufacturers comprise a significant portion of the Company's business customer base. The Company's four major automotive customers accounted for approximately 90% of trade receivables at December 31, 1995 and November 22, 1996. Although the Company's exposure to credit risk associated with nonpayment by automotive manufacturers is affected by conditions or occurrences within the automotive industry, trade receivables from the automotive manufacturers were current at November 22, 1996.

     Revenue Recognition -- The Company generally recognizes sales when products are shipped to customers. An allowance for sales returns is accrued based on historical experience.

     Financial Instruments included in the consolidated balance sheets are recorded at cost and such amounts approximate fair value.

     Other Receivables -- Included in other receivables at December 31, 1995 and November 22, 1996 is approximately $163,000 and $138,000, respectively, relating to billed customer tooling costs.

     Related Party Receivable -- Included in related party receivables is $444,000 related to a receivable from MAAG for expenditures related to the transfer of interest.

     Inventories are stated at the lower of cost (first-in, first-out method) or market.

     Accounting Changes -- Effective January 1, 1995, the Company changed its method of recognizing actuarial gains and losses related to its U.S. union and nonunion postretirement plans from the defer and amortize method prescribed in Statement of Financial Accounting Standards (SFAS) No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," to a method of immediately recognizing the gains or losses at the measurement date if the accumulated net gain or loss exceeds 10% of the greater of the accumulated postretirement benefit obligation or the market-related value of plan assets. The cumulative effect of this change as of January 1, 1995 was approximately $1.2 million or approximately $.8 million after-

                  POWDER METAL HOLDING, INC. AND SUBSIDIARIES

                 YEARS ENDED DECEMBER 31, 1994 AND 1995 AND THE
                PERIOD JANUARY 1, 1996 THROUGH NOVEMBER 22, 1996

tax (Note 12). On a pro forma basis, the Company's reported net income for 1994 would have been $6.027 million, if this accounting method had been elected in 1993 when the Company adopted SFAS No. 106.

     Prepaid and Other Assets -- Included in prepaid and other assets at December 31, 1995 and November 22, 1996 are unbilled tooling costs of $776,000 and $930,000, respectively, associated with the development of tooling to be used in the manufacturing of new products.

     Property, Plant and Equipment are stated at cost or, in the case of assets under capital leases (Note 7), at the present value of future lease payments. Depreciation is computed using the straight-line method over the useful lives of the related assets, which range from 5 to 40 years. Amortization of leasehold improvements and capital lease equipment is computed using the straight-line method over the shorter of the lease term or the useful lives of the related assets. Depreciation and amortization expense for the years ended December 31, 1994 and 1995 and the period January 1, 1996 through November 22, 1996 was approximately $5.6 million, $5.6 million and $5.8 million, respectively.

     Other Assets -- Included in the other assets balance at December 31, 1995 is a deposit of approximately $384,000 towards the purchase of machinery and equipment which was delivered in 1996.

     Foreign Currency Translation -- The accounts of the Company's Canadian subsidiary are translated into U.S. dollars in the accompanying consolidated financial statements. Exchange transaction losses/(gains) included in consolidated operating results for the years ended December 31, 1994 and 1995 and the period ended November 22, 1996 were approximately $.5 million, $(.1) million and $.1 million, respectively.

     Debt and Accrued Interest Forgiven by Lender -- In 1993, the Company amended and restated a loan agreement (the "Loan and Security Agreement") with Heller Financial Inc. ("Heller"). As a result of the restated agreement, Heller forgave unpaid principal and accrued interest of $17.9 million and converted additional debt into the new Term Loans A and B and a revolving loan facility. No gain was recognized for the $17.9 million, which was forgiven, as the total gross future cash flows from the new Term Loans A and B exceeded the carrying amount of the old loans. Accordingly, the $17.9 million is being recognized over the seven year term of the restructured debt as a reduction of future interest expense. Amortization of debt and interest forgiven by the lender for the years ended December 31, 1994 and 1995 and the period January 1, 1996 through November 22, 1996 was approximately $2.6 million each period (Note 6).

     Reclassifications -- Certain reclassifications have been made to the 1994 and 1995 consolidated financial statements to conform to the 1996 presentations.

     Use of Estimates in the Preparation of the Financial Statements -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                  POWDER METAL HOLDING, INC. AND SUBSIDIARIES

                 YEARS ENDED DECEMBER 31, 1994 AND 1995 AND THE
                PERIOD JANUARY 1, 1996 THROUGH NOVEMBER 22, 1996

3. INVENTORIES

     Inventories consist of the following at December 31, 1995 and November 22, 1996 (in thousands):

                                                                  DECEMBER        NOVEMBER
                                                                     31,             22,
                                                                    1995            1996
                                                                 -----------     -----------
     Raw materials.............................................    $ 1,450         $ 1,020
     Work-in-process...........................................      5,958           5,231
     Finished goods............................................      1,706           1,679
                                                                   -------         -------
               Total inventory.................................    $ 9,114         $ 7,930
                                                                   =======         =======

4. PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment consists of the following at December 31, 1995 and November 22, 1996 (in thousands):

                                                                   DECEMBER        NOVEMBER
                                                                      31,             22,
                                                                     1995            1996
                                                                  -----------     -----------
    Land and land improvements..................................    $   992         $   873
    Buildings and leasehold improvements........................     10,252          10,446
    Machinery and equipment (including capital lease equipment
      of $309 in 1995 and 1996).................................     48,823          53,482
    Furniture and fixtures......................................      3,775           3,853
    Office equipment............................................        296             297
    Company vehicles............................................        159             162
    Construction-in-progress....................................      1,898           5,968
                                                                    -------         -------
              Total.............................................     66,195          75,081
    Less accumulated depreciation and amortization..............     36,512          43,995
                                                                    -------         -------
    Property and equipment -- net...............................    $29,683         $31,086
                                                                    =======         =======

5. ACCRUED LIABILITIES

     Accrued liabilities consist of the following at December 31, 1995 and November 22, 1996 (in thousands):

                                                                  DECEMBER        NOVEMBER
                                                                     31,             22,
                                                                    1995            1996
                                                                 -----------     -----------
     Salaries, wages, vacation, related benefits and taxes.....    $ 2,269         $ 2,787
     Other taxes, interest and bank charges....................        997           1,011
     Environmental.............................................        262             102
     Bonuses (Note 9)..........................................        600             347
     Other.....................................................        762           1,027
                                                                   -------         -------
               Total accrued liabilities.......................    $ 4,890         $ 5,274
                                                                   =======         =======

                  POWDER METAL HOLDING, INC. AND SUBSIDIARIES

                 YEARS ENDED DECEMBER 31, 1994 AND 1995 AND THE
                PERIOD JANUARY 1, 1996 THROUGH NOVEMBER 22, 1996

6. LONG-TERM DEBT

     As discussed in Note 2, the Company entered into the Loan and Security Agreement, as amended, with Heller in 1989. On November 19, 1993, the Company amended the Loan and Security Agreement with Heller. Borrowings under the Loan and Security Agreement are collateralized by substantially all assets of the Company.

     The Agreement between MAAG and SMI (Note 1) describes that on the date of the transfer of interest, all Heller loans will be repaid (Note 14).

     Descriptions and outstanding balances of each loan at December 31, 1995 and November 22, 1996 are as follows (in thousands):

                                                                         1995      1996
                                                                        -------   -------
     HELLER
     Term Loan A -- Payable in 21 quarterly installments, with final payment due October 1, 2000. Interest is payable monthly at prime, plus 1.5% per annum. The effective interest rates for the year ended December 31, 1995 and the period January 1, 1996
       through November 22, 1996 were approximately 1.0% (Note 2).....  $29,000   $26,875
     Term Loan B -- Due October 1, 2000. Effective January 1, 1996,
       interest is payable monthly at prime, plus 1.75% per annum. The effective interest rates for the year ended December 31, 1995 and the period January 1, 1996 through November 22, 1996 were
       approximately 1.0% (Note 2)....................................   12,177    12,286
     Revolving Loan -- Heller may issue or guarantee letters of credit or make advances to the Company up to approximately $17
       million. Such outstanding letters of credit totaled
       approximately $1.1 million at December 31, 1995 and November
       22, 1996. Interest is equal to the base rate, as defined, plus
       1.5% per annum. The effective interest rate for the year ended
       December 31, 1995 and the period January 1, 1996 through
       November 22, 1996 were approximately 8.4% and 9.1%,
       respectively...................................................   10,027    10,431
     OTHER NOTES PAYABLE
     Industrial Revenue Bonds bearing interest at 6.72% per annum and due in 2000, collateralized by a letter of credit drawn on
       MAAG...........................................................    2,600     2,600
     MAAG Subordinated Note with interest payable quarterly at prime, plus 2% per annum; due on October 1, 2000. The effective rate for the period January 1, 1996 through November 22, 1996 was
       10%............................................................              2,000
                                                                        -------   -------
               Total..................................................   53,804    54,192
     Less current portion.............................................   51,204    51,592
                                                                        -------   -------
     Long-term debt...................................................  $ 2,600   $ 2,600
                                                                        =======   =======

     The Loan and Security Agreement requires the Company to maintain a minimum earnings before interest debt amortization and taxes (EBIDAT, as defined) and a minimum fixed charge coverage ratio as of various dates. The Loan and Security Agreement restricts defined mergers and investments in any corporation, person or entity, payments of dividends, transactions with affiliates, subordinated indebtedness, additional liens on Company assets, the amount of capital expenditures, aggregate restructuring charges and expenditures and

                  POWDER METAL HOLDING, INC. AND SUBSIDIARIES

                 YEARS ENDED DECEMBER 31, 1994 AND 1995 AND THE
                PERIOD JANUARY 1, 1996 THROUGH NOVEMBER 22, 1996

various other transactions. Noncompliance with such restrictions or requirements allow Heller to demand immediate payment of the debt. As of November 22, 1996, the Company was in violation of the Loan and Security Agreement covenants. As a result of this, the debt obligations with Heller have been classified as current liabilities.

     In addition to the principal payments required above, the Company is required to make additional principal payments to Heller from the sale proceeds of any property or equity interest in the Company, and insurance proceeds from property loss or damage.

     The Company is also required to make additional principal payments based on a percentage of excess cash flow, as defined in the Loan and Security Agreement.

     In 1996, MAAG issued to PMH a subordinated note with a face value of $2 million. Interest expense related to this note was $115,000 for the period January 1, 1996 to November 22, 1996. This note will also be repaid as a result of the transfer of interest. Refer to Note 14.

     The following summarizes the future annual maturities of the Company's debt obligations at November 22, 1996 (in thousands):

                           1997.......................    $51,592
                           2000.......................      2,600
                                                          -------
                           Total......................    $54,192
                                                          =======

7. CAPITAL AND OPERATING LEASE OBLIGATIONS

     Equipment under capital leases, which expire in 1999, had a net book value of approximately $211,000 and $168,000 at December 31, 1995 and November 22, 1996, respectively. The amortization expense relating to such assets for the years ended December 31, 1994 and 1995 and the period January 1, 1996 through November 22, 1996 is approximately $32,000, $40,000 and $44,000, respectively.

     The Company leases other equipment and office facilities under noncancelable operating leases which are in effect through 2000. Rent expense for the years ended December 31, 1994 and 1995 and the period January 1, 1996 through November 22, 1996 is approximately $501,000, $696,000 and $505,000, respectively.

     Future minimum lease payments as of November 22, 1996 under noncancelable capital and operating leases are as follows (in thousands):

                                                                         CAPITAL   OPERATING
                                                                         LEASES     LEASES
                                                                         -------   ---------
     Year Ending December 31:
       1997............................................................   $  95     $ 1,147
       1998............................................................      68         927
       1999............................................................      35         851
       2000............................................................                 814
                                                                           ----      ------
               Total minimum lease payments............................     198       3,739
       Less amount representing interest...............................     (43)
                                                                           ----      ------
     Present value of minimum lease payments...........................   $ 155     $ 3,739
                                                                           ====      ======

     During 1995, the Company entered into an agreement for the sale and leaseback of machinery and equipment. Under this agreement, the Company sold machinery and equipment with a net book value of

                  POWDER METAL HOLDING, INC. AND SUBSIDIARIES

                 YEARS ENDED DECEMBER 31, 1994 AND 1995 AND THE
                PERIOD JANUARY 1, 1996 THROUGH NOVEMBER 22, 1996

approximately $314,000 and leased the same machinery and equipment back, after rebuild, under an operating lease. The historical cost and the accumulated depreciation of the machinery and equipment of approximately $534,000 and $220,000, respectively, have been removed from the appropriate balance sheet accounts. Simultaneously, the Company entered into a lease agreement for new machinery and equipment. The lease has also been classified as an operating lease in accordance with SFAS No. 13, "Accounting for Leases." Payments under the five-year lease agreements are approximately $1.5 million for the first year and $.8 million annually thereafter, which commenced in October 1996.

8. DISPOSITION OF FOREIGN OPERATION

     In 1993, the Company's management announced a decision to dispose of ICM/Krebsoge Canada, Ltd. operations in order to curtail the large operating losses stemming from that facility. Management's plan called for production of certain products to be relocated to the Company's U.S. operating facilities.

     A provision for plant disposal costs totaling approximately $20.1 million was recorded in the consolidated statement of income for the year ended December 31, 1993. The provision included noncash and cash charges as follows (in millions):

     Noncash charges:
       Estimated losses from the disposal of part of a line of business..........  $ 1.5
       Writedown of property, plant and equipment to net realizable value........    4.7
       Inventory writedown.......................................................    0.3
       Recognized foreign currency translation credit adjustment.................   (1.9)
                                                                                   -----
     Total noncash charges.......................................................  $ 4.6
                                                                                   =====
     Cash charges:
       Equipment relocation......................................................  $ 2.9
       Employee separation.......................................................    2.7
       Estimated losses from disposal of a part of a line of business............    2.4
       Transition team...........................................................    2.0
       Pension funding obligation................................................    1.4
       Other.....................................................................    4.1
                                                                                   -----
     Total cash charges..........................................................  $15.5
                                                                                   =====

     In 1993, cash restructuring expenditures of approximately $3.4 million were charged against the accrual for disposition of foreign operation leaving a remaining accrual balance at December 31, 1993 of approximately $13.6 million. In 1994, cash restructuring expenditures of approximately $6.0 million and noncash restructuring costs of approximately $1.7 million were charged against the accrual for disposition of foreign operation leaving a remaining accrual balance at December 31, 1994 of approximately $5.9 million. In addition, the Company recognized an additional noncash restructuring charge in 1994 of approximately $.5 million related to the writedown of machinery and equipment to its net realizable value. In 1995, cash restructuring expenditures of approximately $1.1 million and noncash restructuring costs of approximately $.8 million were charged against the accrual for disposition of foreign operation leaving a remaining balance of $4.0 million at December 31, 1995.

     On December 31, 1995, the Company's management reversed their decision to dispose of ICM/Krebsoge Canada, Ltd. due to unforeseen additional costs, difficulties related to equipment logistics, a high risk of a supply interruption to significant customers and capacity constraints that would result from transferring several

                  POWDER METAL HOLDING, INC. AND SUBSIDIARIES

                 YEARS ENDED DECEMBER 31, 1994 AND 1995 AND THE
                PERIOD JANUARY 1, 1996 THROUGH NOVEMBER 22, 1996

of the remaining product lines at St. Thomas to the Company's U.S. facilities as originally planned. As a result of this decision, the Company has reversed the remaining accrual of $4.0 million for the disposition of foreign operation with a corresponding credit to restructuring provision as follows (in millions):

        Equipment relocation...................................................  $(1.0)
        Employee separation....................................................   (1.1)
        Pension funding obligation.............................................   (1.0)
        Other..................................................................   (0.9)
                                                                                 -----
        Total..................................................................  $(4.0)
                                                                                 =====

     At December 31, 1995, the Company also reversed $3.2 million of the $4.7 million noncash charge included in 1993 restructuring provision for the writedown of property, plant and equipment to net realizable value and the $1.9 million noncash credit included in the 1993 restructuring provision related to the unrecognized foreign currency accumulated translation adjustment. As a result of these reversals, property, plant and equipment -- net, and the accumulated translation adjustment component of shareholders' equity have increased approximately $3.2 million and $1.9 million, respectively. The noncash charge and noncash credit previously recorded in 1993 were reversed as the Company now intends to retain these assets and is not substantially liquidating or disposing of its investment in ICM/Krebsoge Canada, Ltd. Management believes the carrying value of these assets is recoverable from their use in the Company's operations.

     As a result of the reversals described in the two preceding paragraphs, the Company recorded a net credit to the restructuring provision of approximately $5.3 million for the year ended December 31, 1995.

     Further, certain amounts in the Company's December 31, 1994 consolidated statement of income have been reclassified to reflect management's decision to retain ICM/Krebsoge Canada, Ltd., as follows -- $4.4 million of the $4.6 million previously classified as assets held for disposition at December 31, 1994 has been reclassified to property, plant and equipment -- net. The Company still plans to dispose of the remaining balance of assets held for disposition.

9. RELATED PARTY TRANSACTIONS

     PMH had recorded a bonus accrual of $600,000 as of December 31, 1995, payable to International Consulting Management, Ltd., a corporation owned in part by a director of the Company (Notes 5 and 13). PMH has a $444,000 receivable from MAAG at November 22, 1996 for expenditures incurred by PMH related to the transfer of interest for which MAAG has agreed to reimburse PMH (Note 2).

     PMH has a note payable to MAAG of $2 million at November 22, 1996 (Note 6).

10. PENSIONS

     The Company has four defined benefit pension plans covering substantially all of its employees in the U.S. and Canada. The benefits are based on years of service and the highest consecutive five-year average earnings prior to retirement. The Company's policy is to fund the pension costs in accordance with applicable regulatory guidelines.

     The projected unit credit method is used to determine the funding requirements of the plans. The tables below reconcile the funded status of the Company's U.S. and Canadian defined benefit pension plans for

                  POWDER METAL HOLDING, INC. AND SUBSIDIARIES

                 YEARS ENDED DECEMBER 31, 1994 AND 1995 AND THE
                PERIOD JANUARY 1, 1996 THROUGH NOVEMBER 22, 1996

which SFAS No. 87, "Employers' Accounting for Pensions," has been adopted with amounts recognized in the consolidated balance sheets at December 31, 1995 and November 22, 1996 (in thousands):

                                                                 DECEMBER 31, 1995
                                            -----------------------------------------------------------
                                                 CANADIAN PLANS                     U.S. PLANS
                                            -------------------------       ---------------------------
                                              ASSETS      ACCUMULATED         ASSETS        ACCUMULATED
                                              EXCEED       BENEFITS           EXCEED         BENEFITS
                                            ACCUMULATED     EXCEED          ACCUMULATED       EXCEED
                                             BENEFITS       ASSETS           BENEFITS         ASSETS
                                            -----------   -----------       -----------     -----------
Actuarial present value of benefit
  obligations:
  Vested benefits.........................     $ 748        $ 2,346           $ 3,729         $ 1,929
  Nonvested benefits......................                        2               207              96
                                            -----------   -----------       -----------     -----------
Accumulated benefit obligations...........     $ 748        $ 2,348           $ 3,936         $ 2,025
                                            =========     =========         =========       =========
Projected benefit obligations for services
  provided to date........................     $ 840        $ 2,348           $ 5,639         $ 2,025
Plan assets at fair value.................       688          1,546             3,995           1,815
                                            -----------   -----------       -----------     -----------
Excess of projected benefit obligations
  over plan assets........................       152            802             1,644             210
Unrecognized prior service cost...........                     (190)
Unrecognized net loss.....................      (169)          (522)           (1,375)           (340)
Adjustment for unfunded pension
  liability...............................       169            712                               340
                                            -----------   -----------       -----------     -----------
Accrued pension cost recognized in
  consolidated balance sheet..............     $ 152        $   802           $   269         $   210
                                            =========     =========         =========       =========

                                                                      NOVEMBER 22, 1996
                                                                ------------------------------
                                                                CANADIAN PLANS     U.S. PLANS
                                                                --------------     -----------
                                                                 ACCUMULATED       ACCUMULATED
                                                                   BENEFITS         BENEFITS
                                                                    EXCEED           EXCEED
                                                                    ASSETS           ASSETS
                                                                --------------     -----------
    Actuarial present value of benefit obligations:
      Vested benefits.........................................      $2,881           $ 5,971
      Nonvested benefits......................................           2               376
                                                                    ------            ------
    Accumulated benefit obligations...........................      $2,883           $ 6,347
                                                                    ======            ======
    Projected benefit obligations for services provided to
      date....................................................      $2,971           $ 7,858
    Plan assets at fair value.................................       2,042             7,655
                                                                    ------            ------
    Excess of projected benefit obligations over plan
      assets..................................................         929               203
    Unrecognized prior service cost...........................        (177)
    Unrecognized net loss.....................................        (462)               (4)
    Adjustment for unfunded pension liability.................         639
                                                                    ------            ------
    Accrued pension cost recognized in consolidated balance
      sheet...................................................      $  929           $   199
                                                                    ======            ======

     The discount rate used in determining the actuarial present value of the projected benefit obligations for the U.S. plans was 6.8% and 7.5% at December 31, 1995 and November 22, 1996, respectively. The discount rate used in determining the actuarial present value of the projected benefit obligations for the Canadian plans

                  POWDER METAL HOLDING, INC. AND SUBSIDIARIES

                 YEARS ENDED DECEMBER 31, 1994 AND 1995 AND THE
                PERIOD JANUARY 1, 1996 THROUGH NOVEMBER 22, 1996

was 7.5% and 6.8% at December 31, 1995 and November 22, 1996. The rate of increase in future compensation levels for applicable U.S. and Canadian employees was 4% at December 31, 1995 and November 22, 1996. The expected long-term rate of return on plan assets used in determining pension expense for the U.S. and Canadian plans was 7.5% and 8.25% in 1995 and the period January 1, 1996 through November 22, 1996, respectively. The assumptions for the Canadian plans were developed on a basis consistent with that for U.S. plans adjusted to reflect prevailing economic conditions and interest rate environments.

     The net periodic pension cost and total pension expense for the years ended December 31, 1994 and 1995 and for the period January 1, 1996 through November 22, 1996 of U.S. plans and Canadian plans include the following components (in thousands):

                                       DECEMBER 31, 1994     DECEMBER 31, 1995      NOVEMBER 22, 1996
                                       ------------------   --------------------   -------------------
                                       CANADIAN     U.S.    CANADIAN      U.S.     CANADIAN      U.S.
                                        PLANS       PLANS    PLANS        PLANS     PLANS       PLANS
                                       --------     -----   --------     -------   --------     ------
Service cost.........................    $223       $ 838    $  169      $   868    $  174      $1,074
Interest cost on projected benefit
  obligation.........................     203         298       232          387       200         466
Return on assets -- actual...........     (68)         45      (122)      (1,006)     (201)       (488)
Net amortization and deferral........      36        (256)       40          667       323          82
                                         ----       -----     -----      -------      ----      ------
Net periodic pension cost............    $394       $ 925    $  319      $   916    $  496      $1,134
                                         ====       =====     =====      =======      ====      ======

     Plan assets consist principally of investments in bonds and debentures, common stocks and cash. The Company also has a defined contribution 401(k) plan, covering substantially all of its U.S. employees. No Company contributions were made to the 401(k) plan in 1994, 1995 and the period January 1, 1996 through November 22, 1996.

11. OTHER POSTRETIREMENT BENEFITS OTHER THAN PENSIONS

     The Company maintains union and non-union benefit plans that provide postretirement medical and life insurance to U.S. retirees and eligible dependents. These benefits are funded as incurred from the general assets of the Company. SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," requires that the cost of such benefits be recognized in the financial statements during the period employees provide service to the Company. The medical and life insurance costs for active employees during active service are not covered by SFAS No. 106 and are charged directly to expense on a pay-as-you-go basis. The Company's Canadian subsidiary also maintains a postretirement plan, however, the postretirement cost of the Canadian plan is not significant to the Company.

     The components of non-pension postretirement benefit cost of the Company for 1994, 1995 and the period January 1, 1996 through November 22, 1996 are set forth below (in thousands):

                                                                    1994     1995     1996
                                                                    ----     ----     ----
    Benefits earned during the year/period........................  $384     $303     $377
    Interest accrued on benefits attributed to prior year.........   137      137      170
    Net amortization of actuarial (gain)/loss.....................   (26)              277
                                                                    ----     ----     ----
    Total non-pension postretirement benefit cost.................  $495     $440     $824
                                                                    ====     ====     ====

                  POWDER METAL HOLDING, INC. AND SUBSIDIARIES

                 YEARS ENDED DECEMBER 31, 1994 AND 1995 AND THE
                PERIOD JANUARY 1, 1996 THROUGH NOVEMBER 22, 1996

     As of January 1, 1995, the Company changed its method of recognizing actuarial gains or losses from the defer and amortize method described in SFAS No. 106 to the immediate recognition of such gains or losses, if the accumulated net gain or loss exceeds 10% of the greater of the accumulated benefit obligation or market-related value of plan assets (Note 2).

     No retiree benefit payments were made during the years ended December 31, 1994 and 1995 and the period January 1, 1996 through November 22, 1996.

     The table below displays the components of the Company's U.S. postretirement benefit obligation as recognized in the consolidated balance sheets at December 31, 1995 and November 22, 1996 (in thousands):

                                                                 DECEMBER 31,     NOVEMBER 22,
                                                                     1995             1996
                                                                 ------------     ------------
    Accumulated postretirement benefit obligation (APBO):
      Current retirees.........................................     $  201           $  288
      Fully eligible active plan participants..................        170              156
      Other active plan participants...........................      2,357            2,472
                                                                    ------           ------
    APBO.......................................................      2,728            2,916
    Unrecognized net gain......................................                          (9)
                                                                    ------           ------
    U.S. obligation recognized in consolidated balance
      sheets...................................................     $2,728           $2,925
                                                                    ======           ======

     The following table summarizes the principal assumptions used in determining the actuarial value of the APBO:

                                                                             DECEMBER 31,
                                                                             -------------
                                                                             1995     1996
                                                                             ----     ----
     Weighted average discount rate........................................  6.8      7.8%
     Weighted average health care trend rate...............................  6.0 *    5.0
     Ultimate sustained weighted average health care cost trend rate in
       1997................................................................  5.0      5.0

---------------

* Rate decreases on a linear basis through 1997, to the ultimate weighted average trend rate of 5.0%.

     The following increase would result from a one percentage point increase in the weighted average health care trend rates:

                                                                      1995         1996
                                                                    --------     --------
     APBO.........................................................  $288,945     $453,438
     Service and interest costs of postretirement expense.........    90,703      134,786

12. UNITED STATES, FOREIGN AND OTHER INCOME TAXES -- DEFERRED AND PAYABLE

     Deferred income tax assets and liabilities reflect the impact of "temporary differences" between amounts of assets and liabilities for financial reporting purposes and the bases of such assets and liabilities as measured by tax laws and rates applicable to periods in which differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to

                  POWDER METAL HOLDING, INC. AND SUBSIDIARIES

                 YEARS ENDED DECEMBER 31, 1994 AND 1995 AND THE
                PERIOD JANUARY 1, 1996 THROUGH NOVEMBER 22, 1996

be realized. Temporary differences and carryforwards which give rise to the deferred tax asset at December 31, 1995 and November 22, 1996 are as follows (in thousands):

                                                                      1995         1996
                                                                    --------     --------
     Current deferred tax assets:
       Pension and other employee benefits........................  $    711     $    602
       Postretirement benefits other than pensions................       752        1,036
       Special provision for plant closing and other
          restructuring...........................................       304
       Other non-deductible reserves..............................       523          580
                                                                    --------     --------
               Total current deferred tax asset...................     2,290        2,218
     Noncurrent deferred tax assets (liabilities):
       Net operating loss carryforwards...........................    15,206       16,847
       Capital lease obligations..................................       (92)         (94)
       Depreciation...............................................    (3,747)      (2,811)
       Minimum pension liability..................................       361          164
       Accumulated translation adjustment.........................      (648)        (654)
       Alternative minimum tax credit carryforward................       139          178
       Other......................................................                     69
                                                                    --------     --------
               Total net noncurrent deferred tax asset............    11,219       13,699
                                                                    --------     --------
     Total net deferred tax asset.................................    13,509       15,917
     Less valuation allowance.....................................   (13,509)     (15,917)
                                                                    --------     --------
     Net deferred tax asset.......................................      None         None
                                                                    ========     ========

     The Company had U.S. federal net operating loss carryforwards for tax purposes of approximately $31.8 million and $30.9 million at December 31, 1995 and November 22, 1996, respectively. These net operating loss carryforwards expire on various dates between the years 2004 and 2007. The Company also had approximately $12.3 million and $17.9 million of loss carryforwards for tax purposes for ICM/Krebsoge Canada, Ltd. at December 31, 1995 and November 22, 1996, respectively. These loss carryforwards expire on various dates between the years 2000 and 2001.

     For the year ended December 31, 1995 and the period January 1, 1996 through November 22, 1996, the Company paid income taxes of $220,750 and $38,000, respectively. No income taxes were paid in 1994.

                  POWDER METAL HOLDING, INC. AND SUBSIDIARIES

                 YEARS ENDED DECEMBER 31, 1994 AND 1995 AND THE
                PERIOD JANUARY 1, 1996 THROUGH NOVEMBER 22, 1996

     The components of income tax expense are as follows:

                                                                 1994        1995        1996
                                                                -------     -------     -------
Domestic:
  Current.....................................................  $ 1,308     $  (253)    $   518
  Deferred....................................................    1,615         991         247
  Benefit of operating loss carryforwards.....................   (1,308)                   (480)
  Adjustment in valuation allowance...........................   (1,615)       (991)       (247)
                                                                -------     -------     -------
          Total domestic......................................     None        (253)         38
Foreign:
  Current.....................................................                1,483
  Deferred....................................................   (1,959)      3,024      (2,858)
  Benefit of operating loss carryforwards.....................               (1,483)
  Adjustment in valuation allowance...........................    1,959      (3,024)      2,858
                                                                -------     -------     -------
          Total foreign.......................................     None        None        None
                                                                -------     -------     -------
Income tax (credit)...........................................     None     $  (253)    $    38
                                                                -------     -------     -------

     The domestic and foreign components of income (loss) before income tax expense are as follows (in thousands):

                                                                 1994        1995        1996
                                                                -------     -------     -------
U.S...........................................................  $ 6,724     $ 4,081     $ 3,619
Foreign.......................................................   (1,330)      5,487      (1,409)
                                                                -------     -------     -------
Income before income taxes....................................  $ 5,394     $ 9,568     $ 2,210
                                                                =======     =======     =======

     The consolidated income tax benefit (exclusive of the tax effect related to the cumulative effect of accounting changes) was different than the amount computed using the U.S. statutory income tax rate for the reasons set forth in the following table (in thousands):

                                                                 1994        1995        1996
                                                                -------     -------     -------
Expected tax at U.S. statutory income tax rate................  $ 1,834     $ 3,253     $   751
Net effect of Canadian losses at rates other than 34%.........      (20)         82         (21)
Amortization of debt and accrued interest forgiven by
  lender......................................................     (873)       (873)       (800)
Alternative minimum tax.......................................                  143          38
Nondeductible restructuring credit............................                3,216
Change in valuation allowance.................................      344      (4,015)      2,611
Change in valuation allowance for tax effected components of
  shareholders' deficit.......................................                 (287)       (203)
Benefits of net operating loss carryforwards..................   (1,308)     (1,483)       (480)
Other items...................................................       23        (289)     (1,858)
                                                                -------     -------     -------
Income tax (credit)...........................................     None     $  (253)    $    38
                                                                =======     =======     =======

                  POWDER METAL HOLDING, INC. AND SUBSIDIARIES

                 YEARS ENDED DECEMBER 31, 1994 AND 1995 AND THE
                PERIOD JANUARY 1, 1996 THROUGH NOVEMBER 22, 1996

13. COMMITMENTS AND CONTINGENCIES

     Self-Insurance Program -- The Company is self-insured for health care claims for active employees. The Company maintains excess insurance coverage for claims exceeding $150,000 per individual. The Company accrues for incurred but not reported claims based on the history of such claims. The Company paid claims of $1.9 million, $2.6 million and $2.7 million for the years ended December 31, 1994 and 1995 and the period January 1, 1996 through November 22, 1996, respectively.

     Employment Agreements -- On October 1, 1996 ICM/Krebsoge, Inc. entered into a Supplemental Executive Retirement Program ("SERP") and a two year Non-Disclosure, Non-Solicitation Non-Competition and Severance Agreement (the "Employment Agreements") with seven key employees. The Employment Agreements provide that in the event of termination of employment within the contract term for reasons other than cause or disability, then the salary and benefits for the remainder of the contract term shall be paid.

     Consulting Agreement -- On January 1, 1994, ICM/Krebsoge, Inc. entered into a consulting agreement with International Consulting Management, Ltd., a Delaware corporation. International Consulting Management, Ltd. is owned in part by a director of the Company. The consulting agreement retained the services of the director to act as President of ICM/Krebsoge, Inc. through December 31, 1996. In consideration of such services, ICM/Krebsoge, Inc. paid International Consulting Management, Ltd. a monthly consulting fee of $30,000, plus expenses.

     At December 31, 1995, the Company had recorded an accrued liability of $600,000, related to an anticipated bonus (Notes 5 and 9). During 1996, it was agreed among the involved parties that such bonus would not be paid and the liability was reversed.

     Claims, Legal Actions and Environmental Matters -- The Company is subject to potential liability under various claims and legal actions which are pending or may be asserted against them. Groundwater and soil contamination has been identified at the St. Thomas, Ontario facility, although there have been no environmental asserted claims against the Company. The sources of contamination have not been positively identified and may be related to either past facility operations or off-site origins. The ultimate liability of the Company under these claim actions was not determinable at November 22, 1996.

14. SUBSEQUENT EVENT

     On December 19, 1996, SMI acquired 70% of the shares of PMH for $65 million less the principal amount of the indebtedness of PMH plus all accrued but unpaid interest. As a result of the transaction, PMH became a wholly-owned entity of SMI.

     All obligations to Heller were repaid in connection with this transfer of interest. This included Term Loan A, $26.9 million; Term Loan B, $12.3 million; and the Revolving Loan, $10.0 million. In addition, the MAAG subordinated note including principal and interest of $2.1 million was repaid.

                  UNAUDITED PRO FORMA FINANCIAL INFORMATION

        The following unaudited pro forma financial information (the "Unaudited Pro Forma Financial Information") is based on the historical financial statements of Sinter, PMH and Krebsoge and has been prepared to illustrate the effects of the Acquisitions, the New Credit Facility and adjustments to the Krebsoge financial information to conform the presentation to US GAAP.

        The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 1995 and for the nine months ended September 30, 1996 give effect to each of these transactions as if such transactions had been completed as of January 1, 1995. The unaudited pro forma condensed consolidated balance sheet as of September 30, 1996 gives effect to each of these transactions as if such transactions had been completed on September 30, 1996.

        The Krebsoge financial information is prepared in accordance with German GAAP, and with respect to the year ended December 31, 1995, has been derived from the audited financial statements included herein and the information presented for the period ended September 30, 1996 has been derived from the unaudited financial information included herein. German GAAP differs from U.S. GAAP in certain significant respects. Had the year ended December 31, 1995 financial information been recorded in accordance with U.S. GAAP, the net loss would have been $(4,873) compared to $5,418 presented herein.

        The Acquisitions will be accounted for using the purchase method of accounting. The total purchase cost of the Acquisitions will be allocated to the tangible and intangible assets acquired and liabilities assumed based upon their respective fair values. The allocation of the aggregated purchase price reflected in the Unaudited Pro Forma Financial Information is preliminary. The final allocation of the purchase price will be contingent upon the receipt of the final appraisals of certain acquired assets and final determination of assumed liabilities.

(b)
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                                                           YEAR ENDED DECEMBER 31, 1995
                                        ------------------------------------------------------------------
                                                  HISTORICAL(1)                        PRO FORMA
                                        ---------------------------------     ----------------------------
                                        SINTER      KREBSOGE       PMH        ADJUSTMENTS     CONSOLIDATED
                                        -------     --------     --------     -----------     ------------
                                                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net sales...........................    $94,310     $152,622     $106,473            --         $353,405
Cost of sales.......................     73,245      119,386       92,263       $   850(2)       285,744
                                        -------     --------     --------       -------         --------
  Gross margin......................     21,065       33,236       14,210          (850)          67,661
Selling, general and administrative
  expense...........................      7,698       21,582        2,417(3)     (3,000)(4)       28,697
Amortization of intangible assets...        332           18           --         2,984(5)         3,334
                                        -------     --------     --------       -------         --------
  Income from operations............     13,035       11,636       11,793          (834)          35,630
Interest expense....................        287        6,118        3,133         8,280(6)        17,818
Other expense/(income)..............        111       (1,032)         115            --             (806)
                                        -------     --------     --------       -------         --------
  Income before income tax
     expense........................     12,637        6,550        8,545        (9,114)          18,618
Income tax expense/(credit).........      4,750        1,132         (253)          822(7)         6,451
                                        -------     --------     --------       -------         --------
Net income before cumulative effect
  of accounting change..............    $ 7,887     $  5,418     $  8,798       $(9,936)        $ 12,167
                                        ========    ========     ========      ========         ========
Weighted average common shares
  outstanding.......................      7,500                                                    7,500
Net income per share................    $  1.05                                                 $   1.62

                                                      NINE MONTHS ENDED SEPTEMBER 30, 1996
                                        -----------------------------------------------------------------
                                                 HISTORICAL(1)                        PRO FORMA
                                        --------------------------------     ----------------------------
                                        SINTER      KREBSOGE       PMH       ADJUSTMENTS     CONSOLIDATED
                                        -------     --------     -------     -----------     ------------
                                                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net sales...........................    $83,068     $121,338     $82,604            --         $287,010
Cost of sales.......................     64,205       97,467      74,838       $  (206)(2)      236,304
                                        -------     --------     --------      -------         --------
  Gross margin......................     18,863       23,871       7,766           206           50,706
Selling, general and administrative
  expense...........................      7,322       16,561       5,326        (2,250)(4)       26,959
Amortization of intangible assets...        300           12          --         2,238(5)         2,550
                                        -------     --------     --------      -------         --------
  Income from operations............     11,241        7,298       2,440           218           21,197
Interest expense....................        288        3,574       2,162         4,904(6)        10,928
Other expense/(income)..............        (60)        (576)        264            --             (372)
                                        -------     --------     --------      -------         --------
  Income before income tax
     expense........................     11,013        4,300          14        (4,686)          10,641
Income tax expense (benefit)........      4,025          716          31        (1,290)(7)        3,482
                                        -------     --------     --------      -------         --------
Net income/(loss)...................    $ 6,988     $  3,584     $   (17)      $(3,396)        $  7,159
                                        =======     ========     ========      =======         ========
Weighted average common shares
  outstanding.......................      7,549                                                   7,549
Net income per share................    $   .93                                                $    .95

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                                            AS OF SEPTEMBER 30, 1996
                                        -----------------------------------------------------------------
                                                 HISTORICAL (1)                       PRO FORMA
                                        --------------------------------     ----------------------------
                                        SINTER      KREBSOGE       PMH       ADJUSTMENTS     CONSOLIDATED
                                        -------     --------     -------     -----------     ------------
                                                                 (IN THOUSANDS)
Assets:
  Cash and equivalents..............    $ 1,752     $  3,520     $   373      $      --        $  5,645
  Accounts receivable, net..........     14,611       24,821      16,457             --          55,889
  Inventories.......................     13,751       19,186       7,062             --          39,999
  Other current assets..............        775          578       2,169             --           3,522
                                        -------     --------     --------     ---------        --------
       Total current assets.........     30,889       48,105      26,061             --         105,055
  Property, plant & equipment,
     net............................     35,043       35,412      30,280         33,556(8)      134,291
  Intangible assets, net............     18,325        1,002          --        119,697(9)      139,024
  Other assets......................      5,856          870         186          5,500(10)      12,412
                                        -------     --------     --------     ---------        --------
       Total assets.................    $90,113     $ 85,389     $56,527      $ 158,753        $390,782
                                        =======     ========     =======      =========        ========
Liabilities and Stockholder's Equity
  Accounts and notes payable........    $10,209     $  7,908     $59,631      $ (50,201)(11)   $ 27,547
  Other current liabilities.........      9,315       11,743       7,392          4,500(12)      32,950
                                        -------     --------     --------     ---------        --------
       Total current liabilities....     19,524       19,651      67,023        (45,701)         60,497
  Long-term debt....................      9,316       42,108       2,600        179,251(11)     233,275
  Revolving debt....................      6,505           --          --         (6,505)(11)         --
  Related party debt................         --       35,215       2,084        (37,299)(11)         --
  Other liabilities.................        810       20,690      13,912         (2,710)(13)     32,702
  Deferred income taxes.............      5,379           --          --         10,350(8)       15,729
                                        -------     --------     --------     ---------        --------
       Total liabilities............     41,534      117,664      85,619         97,386         342,203
  Preferred stock...................         --           --          --             --              --
  Common stock......................          7       22,097          --        (22,097)(14)          7
  Additional paid-in capital........     27,925        6,557      49,649        (56,206)(14)     27,925
  Other equity......................        373         (180)        881           (701)(14)        373
  Retained earnings.................     20,274      (60,749)    (79,622)       140,371(14)      20,274
                                        -------     --------     --------     ---------        --------
Total liabilities and stockholders'
  equity............................    $90,113     $ 85,389     $56,527      $ 158,753        $390,782
                                        =======     ========     =======      =========        ========

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
               (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

(1) Reflects the historical financial statements of the companies. Krebsoge's balance sheet has been converted to United States dollars using the September 30, 1996 exchange rate, and the statements of operations were converted using average exchange rates for the period presented.

(2) Represents the adjustment to cost of sales resulting from:

                                                                           NINE MONTHS
                                                       YEAR ENDED             ENDED
                                                    DECEMBER 31, 1995   SEPTEMBER 30, 1996
                                                    -----------------   ------------------
     Increased depreciation as a result of the
       step-up in value of property, plant and
       equipment..................................       $ 1,225              $  919
     Elimination of operating lease expense as a
       result of property acquisition.............          (375)             (1,125)
                                                          ------              ------
                                                         $   850              $ (206)
                                                          ======              ======

(3) During 1995, PMH recorded $5,200 in income by reversing a restructuring reserve that had been established in a prior year. This non-recurring benefit has not been adjusted.

(4) Represents the adjustment to selling, general and administrative expense for synergies that will be realized on an annual basis by the elimination of duplicative headquarters facilities and functions ($2,000) and reduced raw material costs ($1,000).

(5) Represents amortization of the goodwill generated by the Acquisitions, summarized as follows:

                                                                                 TOTAL
                                                                                --------
     Goodwill recognized......................................................  $119,697
                                                                                ========
     Amortization for the year ended December 31, 1995........................  $  2,984
                                                                                ========
     Amortization for the nine months ended September 30, 1996................  $  2,238
                                                                                ========

      Consistent with the historical accounting policies of Sinter, goodwill is amortized over 40 years.

(6) Represents net adjustment to reflect (i) interest expense on $224,080 of pro forma borrowings to complete the Acquisitions, (ii) amortization of the New Credit Facility costs over the eight year life of the facility, and (iii) elimination of historical interest expense on debt to be retired with the net proceeds of the New Credit Facility. The interest on the pro forma borrowings was calculated using the rates in effect on December 20, 1996, as adjusted for the reduced interest rate based upon a reset leverage ratio, as defined in the New Credit Facility.

(7) Represents the estimated tax effect of the adjustments, including the reversal of the utilization of operating loss carryforwards of PMH that will be limited as a result of the Acquisitions.

(8) Increase in property, plant and equipment, net is attributable to the application of purchase accounting to the acquired companies resulting in the step-up of the property to fair value. The step-up was determined based on recent appraisals of the property and the corresponding increase in depreciation is reflected in the pro forma condensed consolidated statements of operations for the year ended December 31, 1995 and nine months ended September 30, 1996. Deferred taxes on the step-up have been recorded based on the anticipated tax rates in effect.

                                                                                 TOTAL
                                                                                --------
     Historical net book value................................................  $ 65,692
     Fair value at acquisition date...........................................    99,248
                                                                                --------
       Recorded step-up.......................................................  $ 33,556
                                                                                ========
     Deferred tax liability recorded..........................................  $ 10,350
                                                                                ========

(9) Represents the premium paid after the application of purchase accounting to identified tangible and intangible assets.

     Cash purchase price......................................................  $211,800
     Other direct costs of acquisition........................................    12,141
     Historical deficit of acquired entities..................................    61,366
     Repayment of historical indebtedness.....................................  (132,054)
     Value of property step-up................................................   (33,556)
                                                                                --------
     Recorded goodwill........................................................  $119,697
                                                                                ========

(10) Represents costs incurred in connection with obtaining the New Credit Facility to finance the Acquisitions. These costs are being amortized over eight years in accordance with the term of the New Credit Facility. See Note (6) above.

(11) Represents the effect of the pro forma borrowings under the New Credit Facility to finance the Acquisitions and refinance existing debt of Sinter.

(12) Represents the accrual of estimated severance and shut down costs of the acquired companies in connection with the Acquisitions.

(13) Represents the recording of the fair value of certain long term liabilities assumed as a result of the Acquisitions. These adjustments include approximately $4,000 to reflect the pension liability in accordance with Statement of Financial Accounting Standards No. 87 -- Employers' Accounting for Pensions, and approximately $3,000 related to the present value of a capital lease obligation.

(14) Reflects the elimination of the historical equity of Krebsoge and PMH as a result of the Acquisitions.

                  (c)      Exhibits.

                           2.1. Powder Metal Stock Purchase Agreement dated as of October 7, 1996 by and between Sinter Metals, Inc. and MAAG Holding AG*

                           2.2. Krebsoge Stock Purchase Agreement dated as of October 11, 1996 by and between Sinter Metals, Inc. and MAAG Holding AG*

                           99.1. Press release dated December 19, 1996, issued by Sinter Metals, Inc.






*The Stock Purchase Agreements submitted herewith contain a list briefly identifying the contents of all omitted schedules. Sinter Metals, Inc. will furnish supplementally a copy of any omitted schedule to the Commission upon request.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            SINTER METALS, INC.


Date: January 3, 1997                       By:   /s/ Michael T. Kestner
                                                 ---------------------------
                                                 Michael T. Kestner
                                                 Vice President, Chief
                                                 Financial Officer and
                                                 Secretary

                                INDEX TO EXHIBITS


Exhibit           Description of Exhibit
-------           ----------------------

2.1 Powder Metal Stock Purchase Agreement dated as of October 7, 1996 by and between MAAG Holding AG and Sinter Metals, Inc.

2.2 Krebsoge Stock Purchase Agreement dated as of October 11, 1996 by and between MAAG Holding AG and Sinter Metals, Inc.

99.1 Press release dated December 19, 1996 regarding the Company's acquisition of Krebsoge Sinterholding GmbH and Powder Metal Holding, Inc.